As filed with the Securities and Exchange Commission on September 29, 2006	REGISTRATION NO. ___-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

IDENTICA HOLDINGS CORPORATION
(Name of Small Business Issuer in its Charter)

Nevada	5072	56-2548271
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

Identica Holdings Corporation
6807 S. MacDill Avenue
Tampa, FL 33611
(813) 642-3479
 (Address and telephone number of
principal executive offices and principal
place of business)

Edward A. Foster
Chief Executive Officer
Identica Holdings Corporation
6807 S. MacDill Avenue
Tampa, FL 33611
(813) 642-3479
(Name, address and telephone
number of agent for service)

Copies of all Communications to:

David Lubin & Associates, PLLC
David Lubin, Esq.
26 E. Hawthorne Avenue
Valley Stream, NY 11580
Telephone No.: (516) 887-8200
Facsimile: (516) 887-8250

Approximate date of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.001	15,682,489	$0.70(5)	$10,977,742	$1,174.62
Common Stock, par value $.001(2)	5,795,999	$0.70(6)	$4,057,199	$434.12
Shares of common stock ,par value $.001 (3)	3,562,852	$0.70(7)	$2,493,996	$266.86
Total	25,041,340		$17,528,937	$1,875.60

(1)
In the event of a stock split, stock dividend or similar transaction involving our shares of common stock, the number of shares registered shall automatically be increased to cover the additional shares of shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Represents the number of shares of common stock that may be sold by the selling security holders following the exercise of warrants.

(3)	Represents the number of shares of common stock that may be sold by the selling security holders following the conversion of convertible notes.

(4)
Represents shares of common stock issuable by the Registrant upon the payment of accrued interest on a convertible note held by one or more selling security holders with shares of the Registrant’s common stock.

(5)
There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.70 per share.

(6)
Pursuant to Rule 457(g), calculated based upon the weighted-average exercise price of various warrants held by the selling security holders with exercise prices ranging from $0.35 per share to 0.70 $per share.

(7)	Pursuant to Rule 457(g), calculated based upon the conversion price of convertible notes held by the selling security holders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ___________, 2006

IDENTICA HOLDINGS CORPORATION

15,682,489 shares of common stock
5,795,999 shares of common stock issuable upon the exercise of warrants
3,562,852 shares of common stock issuable upon the conversion of convertible notes

The prospectus relates to the resale by certain selling security holders of Identica Holdings Corporation, of up to 25,041,340 shares of common stock in connection with the resale of:

•	15,682,489 shares of common stock held by selling security holders;

•	5,795,999 shares of common stock issuable upon the exercise of warrants held by selling security holders;

•	3,562,852 shares of common stock issuable upon the conversion of convertible notes held by selling security holders; and

Upon the effectiveness of this prospectus, the selling security holders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Each of the selling stockholders may be deemed to be an "underwriter", as such term is defined in the Securities Act of 1933. The selling stockholders may sell the shares from time to time at the prevailing market price or in negotiated transactions.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of September 19, 2006, we had 15,682,489 shares of common stock issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a price to range between $0.15 and $0.70 per common share.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ________, 2006

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

Part I

PROSPECTUS SUMMARY	1
RISK FACTORS	4
Risks Relating to Our Company and Our Industry	4
Risks Relating to Our Common Stock	7
USE OF PROCEEEDS	8
DETERMINATION OF OFFERING PRICE	8
SELLING SECURITY HOLDERS	9
PLAN OF DISTRIBUTION	14
LEGAL PROCEEDINGS	16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
DESCRIPTION OF SECURITIES	21
EXPERT	22
INTEREST OF NAMED EXPERTS AND COUNSEL	23
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	23
DESCRIPTION OF BUSINESS	23
ORGANIZATION WITHIN LAST FIVE YEARS	23
DESCRIPTION OF PROPERTY	32
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATION	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	44
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	46
EXECUTIVE COMPENSATION	47
WHERE YOU CAN FIND MORE INFORMATION	48
FINANCIAL STATEMENTS	49

Part II
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS	II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	II-1
RECENT SALES OF UNREGISTERED SECURITIES	II-1
EXHIBITS	II-3
UNDERTAKINGS	II-4
SIGNATURES
POWER OF ATTORNEY

As used in this prospectus, the terms “we”, “us”, “our”, “Identica” and the “Company” means Identica Holdings Corporation, unless otherwise indicated.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

Identica Holdings Corporation

We are a US-based, international manufacturer and distributor of cost-effective, next-generation biometric identification solutions for identifying individuals. Biometric identification is the ability to recognize an individual using a measurable, physical characteristic or personal behavioral trait to recognize the identity, or verify the claimed identity, of that individual. We currently sell a Vascular Pattern Recognition Scanner, which uses infrared technology to record an individual’s blood vessel (vascular) patterns below the surface of the skin on the back of the hand to create a unique personal template that can then be stored on various media such as plastic smart cards, boarding passes and computing network storage devices (hard drives). Once an individual’s pattern has been recorded and stored, when that person presents the same hand to our Vascular Pattern Recognition Scanner, and the live vascular pattern is matched to the previously stored template, then the appropriate system performs its required functions (allowing entry to a secure area, logging work time of an individual, and/or verifying a transaction). We also sell proprietary hardware and software which provide the ability to add biometric identification to a variety of systems, such as access control, time and attendance and personal identification systems.

We were incorporated under the laws of the state of Nevada on November 18, 2005. However, our wholly owned subsidiary, Identica Canada, commenced operation in January 2003. We were incorporated for the purpose of acquiring and operating the business assets and operations of Identica Canada Corp. (formerly known as Identica Corp.), an Ontario Canada corporation that had been engaged primarily in the selling of biometric security devices since its inception.

Our principal markets consist of organizations seeking the ability to control access to restricted areas, known in our industry as “access control” systems, and organizations seeking the ability to track the amount of time individuals are at work, known as “time and attendance” systems. As of July 31, 2006, we have marketing arrangements with various businesses in North America, including access control original equipment manufacturers (“OEMs”), security system integrators, and security industry resellers. We also have informal arrangements with the leading suppliers of time and attendance systems. These channel representatives are offering our products to their customers as responses to requests for proposals or are listing our products in their catalogues, and they range from medium-sized regional companies to major international corporations. Current OEMs/reseller/integrators include: Johnson Controls, Diebold, Siemens, Frisco Bay (Stanley Security), Chubb Security, Pure Energy, Southwest Surveillance and Sperto. We are expanding our reseller relationships within the United States, Canada, Mexico, the Caribbean Islands, South America (except Brazil), and the State of Israel through our operating subsidiaries, Identica Corp. USA, Inc., and Identica Canada Corp. (f/k/a Identica Corp.). We are dedicated to supporting our resellers throughout these areas from our technical expertise center, Identica Corp. TEC, Inc., located in Salt Lake City, Utah.

 Corporate Information

Our principal executive offices are located at 6807 S. MacDill Avenue, Tampa, Florida 33611, and our telephone number is (813) 642-3479. Our website is located at www.identicacorp.com. Information on our website is not part of this prospectus.

We have a wholly-owned subsidiary, Identica Corp. USA, Inc., which is our United States sales headquarters, and it is also located at 6807 S. MacDill Avenue, Tampa, Florida 33611.

Our wholly-owned Canadian operating subsidiary, Identica Canada Corp., which is our Canadian sales and support headquarters, is located at 130 Bridgeland Avenue, Suite 100, Toronto, ON Canada, M6A 1Z4.

Identica Corp. TEC, Inc., the Identica Technical Expertise Center, is a wholly-owned subsidiary of ours, located at 3855 South 500 West Suite A, Salt Lake City, UT 84115.

The Offering

Securities offered:
The selling stockholders are offering hereby up to 25,041,340 shares, including the following:

-  15,682,489 shares of common stock currently held by the selling stockholders at prevailing market prices or in negotiated transactions at prices ranging between $0.15 and $0.70 per share,

-  5,795,999 shares of common stock issuable upon the exercise of common stock purchase warrants, including 1,000,000 warrants at an exercise price of $0.15 per share, 2,400,000 warrants at an exercise price of $0.35, and 2,395,999 warrants at an exercise price of $0.70 per share,

-  3,562,852 shares of common stock underlying convertible notes in the principal amount of $1,247,000.

Offering price:	Prevailing market prices or from $0.15 to $0.70 in negotiated transactions.

Shares outstanding prior to offering:	15,682,489

Shares outstanding after offering:	15,682,489
Shares outstanding if all warrants are exercised and all notes are converted:	25,041,340
Market for the common shares:
There is no public market for our common shares. We intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board after the date of this prospectus. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:
We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling security holders. However, we will receive proceeds of up to $2,787,000 from the exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Summary Financial Data

Our operations commenced in January, 2003, by Identica Canada Corp. (then known as Identica Corp.), which became a wholly-owned subsidiary pursuant to the Share Exchange Agreement, dated November 18, 2005, among Identica Canada Corp. and its stockholders and us. We have a limited operating history, and, in 2004, our fiscal year end, formerly October 31, was changed to December 31. The following summary audited financial information represents, and is taken from, the results of operations for Identica Canada Corp. and for Identica Holdings Corporation for the two year period ended December 31, 2005 and includes Results of Operations and Balance Sheet data from the both audited December 31, 2004 and December 31, 2005 financial statements as well as non-audited Results of Operations and Balance Sheet Data for the 6 month period ended June 30, 2006. The information contained in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and accompanying notes included in this prospectus.

Results of Operations	Fiscal Year Ended December 31, 2004	Fiscal Year Ended December 31, 2005	Six Month Period Ended June 30, 2006
	(audited)	(audited)	(unaudited)

Revenue	$40,738	$25,269	$88,764
Gross Margin	6,104	5,705	39,493
Operating Income (Loss)	(26,719)	(769,844)	(630,413)
Net Income (Loss)	(44,823)	(809,065)	(758,773)
Income (Loss) per share	(2.37)	(.07)	(.05)
Avg. Shares Outstanding	16,538	11,343,836	15,666,668

Balance Sheet Data	As of December 31, 2004	As of December 31, 2005	As of June 30, 2006
	(audited)	(audited)	(unaudited)

Working Capital	$16,207	$(13,323)	$277,129
Total Assets	102,259	417,877	677,023
Short Term Debt	84,712	273,396	244,317
Long-term Debt	94,430	321,429	1,368,429
Total Stockholders Equity	(76,833)	(176,948)	(935,723)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Related to Our Company and Our Industry

We have incurred operating losses in the past and may incur significant operating losses in the future.

We have incurred net losses each year since our inception. Our business has no record of profitability and it may never become profitable. As of June 30, 2006, we had an accumulated deficit of $1,642,425. Our ability to obtain profitability on a quarterly or annual basis in the future depends in part on the rate of growth of our target markets, the acceptance of our products and services, the competitive position of our products and services, our ability to develop new products and our ability to manage expenses. If we continue incurring losses and fail to achieve profitability, we may have to cease our operations and you may lose your entire investment.

We require additional financing in the future in order to continue operations.

  We anticipate that we will need approximately $1,500,000 to satisfy our working capital, liquidity and anticipated capital expenditure requirements for the twelve month period ending July 31, 2007. As of August 29, 2006, we had cash of $108,000. The cash on hand will be used for general working capital and general corporate purposes.

On September19, 2006, we entered into a Line of Credit Agreement with Marchco Management Inc., an Ontario, Canada entity. Pursuant to such agreement, Marchco Management Inc. established a line of credit for us in the principal amount of $750,000.00. Marchco Management Inc. shall make available such funds at any time until September 19, 2007. This arrangement will not satisfy our working capital needs for the next 12 months. If we are unable to obtain additional financing when needed, our business prospects, operating results and financial condition may be materially and adversely affected to such an extent that we are forced to restructure, sell some of our assets or curtail our operations, any of which would have a detrimental effect on the value of our common stock. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

 Since we have a limited operating history, it may difficult for you to assess our business and future prospects.

 We have a limited operating history that began in Canada in January 2003. Our limited operating history makes it difficult to evaluate our business and prospects. You should consider our prospects in light of the following risks, expenses and uncertainties, particularly those that rely, in part, on the technology market: management of an expanding business in a rapidly changing market; attracting new customers and maintaining customer satisfaction; introducing new and enhanced services, products and alliances; and maintaining profit margins, notwithstanding price competition or rising wholesale prices. To address these risks we must successfully: develop and extend relationships with manufacturers, distributors, alliance partners and value added resellers; implement an evolving and unproven business model; and manage growth, if any. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. If we fail to achieve profitability, we may have to cease our operations and you may lose your entire investment.

Fluctuations in foreign currency exchange rates could affect our financial results.

 Part of our revenues, expense, assets and liabilities are and could be generated from overseas markets such as Canada, Mexico, the Caribbean Islands, South America (except Brazil), and the State of Israel. Because our consolidated financial statements are presented in U.S. dollars, we must translate revenues, income and expenses as well as assets and liabilities into U.S. dollars at exchange rates in effect during or at the end of each reporting period. Therefore, increases or decreases in the value of the U.S. dollar against foreign currencies such as the Canadian Dollar, Mexican Peso and the New Israeli Shekel, for example, will affect our net revenues, operating income and the value of balance sheet items denominated in those foreign currencies. Significant fluctuations in exchange rates between the U.S. dollar and foreign currencies may adversely affect our future net revenues.

We operate a global business that exposes us to additional risks that may negatively affect our results of operations.

We generate part of our revenue from international sales. Operations outside of the United States may be affected by changes in trade protection laws, policies and measures, and other regulatory requirements affecting trade and investment; unexpected changes in regulatory requirements for biometric products; social, political, labor, or economic conditions in a specific country or region; and difficulties in staffing and managing foreign operations.

We operate in a highly competitive market and compete with companies that have significantly larger operations and greater financial resources; we may not be able to compete effectively against such companies, which could result in additional losses.

We are subject to extensive competition from numerous competitors. We cannot assure you that we will be able to compete successfully or that competitive pressures will not damage our business.

Our competition includes:

•	traditional non-biometric access control and time-and-attendance hardware and software vendors;

•	biometric companies such as Ingersoll Rand Company Limited - Recognition Systems and Identix Incorporated.

Many of our competitors are larger and have substantially greater financial, distribution and marketing resources. If we cannot compete successfully against such competitors, it will impair our ability to maintain our market position. If we are unable to maintain our market position, we may not be able to achieve profitability, and you may lose your entire investment in us.

 We rely on the services of our key personnel, and if we are unable to retain our current personnel, our ability to develop and successfully market our products and services could be harmed.

We rely upon the continued service and performance of a relatively small number of key technical and senior management personnel. If we lose any of our key technical or senior management personnel, or are unable to fill key positions, our business could be harmed. As a result, our future success depends on our retention of key employees, such as Edward Foster and Terry Wheeler. We rely on these individuals for the management of our company, development of our business strategy and management of our strategic relationships. Any of these employees could leave our company with little or no prior notice. We do not have “key person” life insurance policies covering any of our employees. Additionally, there are a limited number of qualified technical personnel with significant experience in the design, development, manufacture, and sale of biometric devices using vascular pattern recognition technology, and we may face challenges hiring and retaining these types of employees.

Our ability to compete will be harmed if we are unable to adequately protect our territorial exclusivity.

We rely primarily on contractual restrictions to maintain and protect our territorial exclusivity for the distribution of the Vascular Pattern Recognition Scanner. We further rely upon trade secrets to protect our proprietary designs of the Universal Controller, and upon copyrights to protect our ION control software. These afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to obtain copy or use information that we regard as proprietary, such as product design, and software source code. Moreover, policing any unauthorized use of our products is difficult and costly, and we cannot be certain that the measures we have implemented will prevent misappropriation or unauthorized use of our technologies, particularly in foreign jurisdictions where the laws may not protect our proprietary rights as fully as the laws of the United States. Others may independently develop substantially equivalent intellectual property or otherwise gain access to our trade secrets or intellectual property. Our failure to effectively protect our intellectual property could harm our business and negatively affect our results of operations.

We may also initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Techsphere Co. Ltd. of Korea has patented the underlying Vascular Recognition Scanner technology in the United States (U.S Patent Number 6,301,375). As their exclusive distributor for the United States, Canada and the Caribbean Islands (where the U.S. Patent is recognized), we may have to aid Techsphere in defending the patent against infringement by third parties.

Pursuant to our agreement with Techsphere Co. Ltd., we paid a refundable deposit to Techsphere Co. Ltd to cover the first year’s purchase requirement based upon the number of Vascular Hand Scanners required to be purchased. If we do not meet our purchase obligation at the end of the first year, we must increase the deposit to cover the rest of the year’s request. If we do not purchase at least fifty percent of the cumulative purchase requirement by the end of the second year, Techsphere Co. Ltd. has the right to cancel the agreement and keep the deposits. If we do not reach the committed purchase requirement by the end of the third year of the agreement, then any remaining deposit shall become Techsphere Co. Ltd. However, if we exceed our first year’s purchase requirement, our purchase requirement for the next year will be reduced by the number of units purchased in excess of the previous year’s purchase requirement. Similarly, deposit for the second year will be reduced proportionally. If we reach the cumulative total purchase requirement at the end of the third year, the purchase requirement and the deposit for the second three year period shall be based upon the pervious the previous three years’ history and adjusted to allow for reasonable increases.

Assertions by third parties of infringement by us of their intellectual property rights could result in significant costs and cause our operating results to suffer.

The software and biometric technology industries are characterized by vigorous protection and pursuit of intellectual property rights and positions, which has resulted in protracted and expensive litigation for many companies. Although we are not currently a party to legal action alleging our infringement of third-party intellectual property rights, in the future we may receive letters from various industry participants alleging infringement of patents, trade secrets or other intellectual property rights. Any lawsuits resulting from such allegations could subject us to significant liability for damages and invalidate our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation also could force us to do one or more of the following:

•	stop selling products or using technology that contain the allegedly infringing intellectual property;

•	pay damages to the party claiming infringement;

•	attempt to obtain a license to the relevant intellectual property, which may not be available on reasonable terms or at all; and

•	attempt to redesign those products that contain the allegedly infringing intellectual property.

In the future, the outcome of a dispute may be that we would need to develop non-infringing technology or enter into royalty or licensing agreements.

If our strategic partners do not effectively market our products, we may not generate significant sales or profits.

We utilize third parties to assist in marketing, selling and distributing our products. We believe that the establishment of a network of third-party strategic partners with extensive and specific knowledge of the various applications in the access control, time and attendance and personal identification industries is important for us to succeed in these sectors. We cannot assure you that our current or future strategic partners will market our products at sufficient levels or provide us with adequate support. If one or more of our partners under-performs or if any of our strategic relationships are terminated or otherwise disrupted, our operating performance, results of operations and financial condition will be adversely affected to such an extent that we are forced to restructure, sell some of our assets or curtail our operations, any of which would have a detrimental effect on the value of our common stock.

Risks Related to our Common Stock

Our principal stockholders have significant voting power and may take actions that may not be in the best interest of our other stockholders.

Our executive officers, directors and principal stockholders, beneficially own approximately 77.4% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to exert substantial influence over all matters requiring approval of our stockholders, including the election and removal of directors and the approval of mergers or other business combinations. This concentration of control could be disadvantageous to other stockholders whose interests are different from those of our officers, directors and principal stockholders.

The large number of shares eligible for immediate and future sales may depress the price of our stock.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $.001 par value per share and 5,000,000 shares of preferred stock, $.001 par value per share. As of September 19, 2006, we had outstanding 15,682,489 shares of common stock and outstanding convertible notes and warrants which are convertible and exercisable into a total of 9,358,851 shares of common stock.

Our board of directors has the authority to issue additional shares of common stock up to the authorized amount stated in our Articles of Incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of the company.

Additional financings may dilute the holdings of our current stockholders.

In order to provide capital for the operation of the business, we may enter into additional financing arrangements. These arrangements may involve the issuance of new shares of common stock, preferred stock that is convertible into common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common stockholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

Our common stock is considered a “penny stock” and may be difficult to sell when desired.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Once our common stock becomes eligible for quotation in the OTC bulletin board, we expect that the market price for shares of our common stock to be less than $5.00 per share. The designation of our common stock as a “penny stock” requires any broker or dealer selling these securities to disclose specified information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of stockholders to sell their shares. In addition, since our common stock is currently quoted on the OTC Bulletin Board, stockholders may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase our shares or a lack of market makers to support the stock price.

There is currently no public market for our shares and if such a market materializes, our stockholders may still not be able to resell their shares at or above the price at which they purchased their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of “blank check” preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. If all the warrants were exercised, we would receive an aggregate $2,787,000. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. The proceeds received from the sale of the callable secured convertible notes and are being used for business development purposes and working capital needs.

DETERMINATION OF OFFERING PRICE

As of the date of this prospectus, there has been no public market for our securities. As of September 19, 2006, we had 15,682,489 shares of common stock issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a price to range between $0.15 and $0.70 per common share. Such range of offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. This range of offering price was determined based on the sales prices of our common stock in private placements we completed in 2005, and our business prospects during the next 12 months.

SELLING SECURITY HOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. Other than as indicated below, none of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock, other than as indicated otherwise.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. The percentages below are calculated based on 15,682,489 shares of our common stock issued and outstanding as of September 19, 2006.

		Number of Shares Offered by Selling Security Holder and Percent of Total Issued and Outstanding Held After the Offering(1)

	Common Shares	# of	% of
Name of Selling Security Holder	Owned	Shares	Class

eRoomSystem Technologies, Inc.(2)(3)(26)	2,666,667	2,666,667	0.00
Margreat Inc.(2)(8)(26)	166,667	166,667	0.00
ASSIF S.A(2)(9)(26)	166,667	166,667	0.00
Ruth Gillian Dohany(2)(26)	166,667	166,667	0.00
Judith Greenwood(2)(26)	166,667	166,667	0.00
Rachelle Heller(2)(26)	333,333	333,333	0.00
Jay Smith(2)(6)(26)	666,667	666,667	0.00
Evelyn Jacobs(2)(26)	100,000	100,000	0.00
David Heller(2)(26)	333,333	333,333	0.00
Frieda Wolman(2)(26)	666,667	666,667	0.00
Evelyn Gestetner(2)(26)	566,666	566,666	0.00
Philip Reichmann(2)(26)	666,667	666,667	0.00
Cyntech Trust Holdings Ltd.(2)(23)	857,145	857,145	0.00
Faward Consulting Corp.(2)(10)(26)	2,500,000	2,500,000	0.00
1462869 Ontario Inc.(2)(11)(26)	4,000,000	4,000,000	0.00
SDS - Sonsitar Data Services Inc.(2)(12)(26)	1,500,000	1,500,000	0.00

Number of Shares Offered by Selling Security Holder and Percent of Total Issued and Outstanding Held After the Offering(1)

	Common Shares	# of	% of
Name of Selling Security Holder	Owned	Shares	Class

David Clayden(2)(7)(25)(26)	3,750,000	3,750,000	0.00
Cesar Rego(2)(27)	77,500	77,500	0.00
Daniel Bird(2)(27)	67,500	67,500	0.00
Nate Begay(2)(27)	27,500	27,500	0.00
Rodney Holder(2)(27)	100,000	100,000	0.00
Kwang Ho Lee(2)(27)	27,500	27,500	0.00
Colin Wright(2(27)	150,000	150,000	0.00
Joseph Cruz(2)(27)	150,000	150,000	0.00
Gerald Wiseberg(2)(27)	50,000	50,000	0.00
Shana Capital(2)(24)	500,000	500,000	0.00
Island Capital Management LLC(2)(5)(13)	15,821	15,821	0.00
Spartan Securities Group, Ltd.(2)(4)	140,285	140,285	0.00
Carl Dilley(2)(5)	34,286	34,286	0.00
Mark Fesseler(2)(5)	128,571	128,571	0.00
Micah Eldred(2)(5)	25,714	25,714	0.00
James Albritton(2)	171,429	171,429	0.00
Phillip Bucknell(2)	150,000	150,000	0.00
Calandrella Family Foundation(2)(19)	150,000	150,000	0.00
Richard T. Carbaugh(2)	128,571	128,571	0.00
Cybernetic Investments, Inc.(2)(22)	42,857	42,857	0.00
Ed Ellsasser(2)	42,857	42,857	0.00
John Gagliano(2)	42,857	42,857	0.00
William (Ben) Gallagher(2)	42,857	42,857	0.00
Jeffrey Paul Geier(2)	85,714	85,714	0.00
Matt Geiger(2)	214,286	214,286	0.00
Brian Glassman(2)	42,857	42,857	0.00
GM Capital(2)(15)	42,857	42,857	0.00
James Hagan(2)	42,857	42,857	0.00
David Heavenridge(2)	42,857	42,857	0.00
John Holton(2)	42,857	42,857	0.00
Antonio Huerta(2)	42,857	42,857	0.00
Deepak Jakhotia(2)	42,857	42,857	0.00
JB Capital Corp.(2)(14)	85,714	85,714	0.00
JJ Ellis LLC(2)(17)	85,714	85,714	0.00
Matthew Jurgens(2)	42,857	42,857	0.00
Kyle Kennedy(2)(5)	42,857	42,857	0.00
Crawford Ker(2)	42,857	42,857	0.00
Knight Financial(2)(16)	42,857	42,857	0.00
Jason Kuipers(2)(5)	42,857	42,857	0.00
Brian Lesandro(2)	51,428	51,428	0.00
Richard Maher(2)	42,857	42,857	0.00
Ruth Makofske(2)	128,571	128,571	0.00
Jason Maniecki(2)	42,857	42,857	0.00
Richard McCann(2)	128,571	128,571	0.00
Bryan McGuire(2)	42,857	42,857	0.00
John Murphy, Jr.(2)	128,571	128,571	0.00
Raymond Murphy(2)	85,714	85,714	0.00
A Leonard Nacht(2)	428,571	428,571	0.00
Lynn Nacht(2)	85,714	85,714	0.00
Pelle Ojasu(2)	64,286	64,286	0.00
Thomas O'Malley(2)	42,857	42,857	0.00
John Overturf Jr.(2)	85,714	85,714	0.00
John Overturf(2)	42,857	42,857	0.00

Number of Shares Offered by Selling Security Holder and Percent of Total Issued and Outstanding Held After the Offering(1)

	Common Shares	# of	% of
Name of Selling Security Holder	Owned	Shares	Class

Marcy Reiber(2)	64,286	64,286	0.00
Robert Siler(2)	42,857	42,857	0.00
Victor Silva(2)	42,857	42,857	0.00
Robert Sipple, Jr.(2)	85,714	85,714	0.00
Jeffrey M. Tanner(2)	42,857	42,857	0.00
The Rockies Fund, Inc.(2)(21)	450,000	450,000	0.00
Triumph Capital, Inc.(2)(18)	107,143	107,143	0.00
Richard Walsh(2)	42,857	42,857	0.00
Stephen Watters(2)	42,857	42,857	0.00
Webquest, Inc.(2)(20)	150,000	150,000	0.00
John Wilson(2)	42,857	42,857	0.00

(1)
The number of shares of common stock listed as beneficially owned by each such selling stockholder represents the number of shares of common stock currently owned and/or issuable upon conversion of the selling stockholder convertible notes and on the exercise of their warrants (if any). Assumes all of the shares of common stock offered in this prospectus are sold, including shares issuable on conversion of the convertible notes and upon the exercise of all warrants, and no other shares of common stock are sold or issued during this offering period. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

(2)	Address is c/o Identica Holdings Corporation, 6807 S. MacDill Avenue, Tampa, Florida 33611.

(3)
Consists of 1,666,667 shares of common stock owned by eRoomSystem Technologies, Inc. and 1,000,000 shares of common stock issuable upon the exercise of a warrant owned by eRoomSystem Technologies, Inc. eRoomSystem Technologies, Inc. is a public company, which shares are trading on the OTC Bulletin Board under the symbol of “ERMS”. David Gestetner is the Chief Executive Officer and President of eRoomSystem Technologies, Inc. has voting, investment and dispositive control over the shares of common stock held by eRoomSystem Technologies and the shares of common stock issuable upon the exercise of the warrants held by eRoomSystem Technologies.

(4)
Spartan Securities Group, Ltd. is a registered broker-dealer and a member of the NASD and the SIPC. Micah J. Eldred is the President, Chief Executive Officer and Senior Managing Partner of Spartan Securities Group, and he has voting, investment and dispositive control over the shares of common stock held by Spartan Securities Group and the shares of common stock issuable upon the exercise of the warrants held by Spartan Securities Group. The General and Controlling partner of Spartan Securities Group is Spartan Advisors LLC, Micah J. Eldred, Manager.

(5)	Affiliates of Spartan Securities Group. Ltd.

(6)	Jay Smith is a First Vice-President and an Investment Advisor with CIBC Wood Gundy in Toronto, Canada.

(7)	Effective August 15, 2006, Mr. Clayden resigned from his positions as an officer, and a director of the Company and its affiliates.

(8)
Marilyn Fenton is the President of Margreat Inc. and she has voting, investment and dispositive control over the shares of common stock held by Margreat Inc. and the shares of common stock issuable upon the exercise of the warrants held by Margreat Inc.

(9)
Steve Fenton is the Managing Director of ASSIF S.A. and he has voting, investment and dispositive control over the shares of common stock held by ASSIF and the shares of common stock issuable upon the exercise of the warrants held by ASSIF. The holder of a majority of the outstanding voting equity securities of ASSIF is Steve Fenton.

(10)
Consists of 1,500,000 shares of common stock owned by Faward Consulting Corp. and 1,000,000 shares of common stock issuable upon the exercise of a warrant owned by Faward Consulting Corp. Ed Foster, our CEO, and his wife, Francine Foster, who is also our director and our Secretary, have voting, investment and dispositive control over the shares of common stock held by Faward Consulting Corp. and the shares of common stock issuable upon the exercise of the warrants held by Faward Consulting Corp. The holders of the outstanding stock of Faward Consulting Corp. are Ed Foster and Francine Foster.

(11)
Consists of 3,000,000 shares owned by 1462869 Ontario Inc. and 1,000,000 shares of common stock issuable upon the exercise of warrants owned by 1462869 Ontario Inc. Terry Wheeler, our President, is the President of 1462869 Ontario Inc. and he has voting, investment and dispositive control over the shares of common stock held by 1462869 Ontario Inc. and the shares of common stock issuable upon the exercise of the warrants held by 1462869 Ontario Inc. The holders of the outstanding voting stock of 1462869 Ontario Inc. are Mr. Wheeler and his wife.

(12)
Consists of 1,500,000 shares owned by SDS - Sonistar Data Services Inc., an Ontario corporation, which is controlled by Sid Tarek, a former director and officer of Identica Canada Corp. Mr. Tarek is a 51% shareholder of SDS - Sonsitar Data Services Inc., and his wife Sonja Tarek owns the remaining 49%.

(13)
Micah J. Eldred is the managing member of Island Capital Management LLC and he has voting, investment and dispositive control over the shares of common stock held by Island Capital Management and the shares of common stock issuable upon the exercise of the warrants held by Island Capital Management. The holder of a majority of the outstanding voting membership interests of Island Capital Management is Micah J. Eldred.

(14)
Jagal Taneja is the managing partner of JB Capital Corp. and he has voting, investment and dispositive control over the shares of common stock held by JB Capital Corp. and the shares of common stock issuable upon the exercise of the warrants held by JB Capital Corp. The holder of a majority of the outstanding voting stock of JB Capital Corp. is William Lagamba.

(15)
J.A. Michie is the President of GM Capital and he has voting, investment and dispositive control over the shares of common stock held by GM Capital and the shares of common stock issuable upon the exercise of the warrants held by GM Capital. The holder of a majority of the outstanding voting stock of GM Capital is J.A. Michie.

(16)
Robert Knight is the President of Knight Financial and he has voting, investment and dispositive control over the shares of common stock held by Knight Financial and the shares of common stock issuable upon the exercise of the warrants held by Knight Financial. The holder of a majority of the outstanding voting stock of Knight Financial is Robert Knight.

(17)
Raymond Pironti is the Manager of JJ Ellis LLC and he has voting, investment and dispositive control over the shares of common stock held by JJ Ellis LLC and the shares of common stock issuable upon the exercise of the warrants held by JJ Ellis LLC. The holder of the majority of the outstanding voting membership interests of JJ Ellis LLC is Raymond Pironti.

(18)
Stephen Calandrella is the President of Triumph Capital, Inc. and he has voting, investment and dispositive control over the shares of common stock held by Triumph Capital and the shares of common stock issuable upon the exercise of the warrants held by Triumph Capital. The holder of a majority of the outstanding voting stock of Triumph Capital is Stephen Calandrella.

(19)
Deborah Calandrella is the control person of Calandrella Family Foundation and she has voting, investment and dispositive control over the shares of common stock held by Calandrella Family Foundation and the shares of common stock issuable upon the exercise of the warrants held by Calandrella Family Foundation. The Calandrella Family Foundation is controlled by Deborah Calandrella.

(20)
Gina Garcia-Shaw is the President of Webquest, Inc. and he has voting, investment and dispositive control over the shares of common stock held by Webquest, Inc. and the shares of common stock issuable upon the exercise of the warrants held by Webquest, Inc. The holder of a majority of the outstanding voting stock of Webquest, Inc. is Gina Garcia-Shaw.

(21)
Stephen Calandrella is the President of The Rockies Fund, Inc. and he has voting, investment and dispositive control over the shares of common stock held by The Rockies Fund and the shares of common stock issuable upon the exercise of the warrants held by The Rockies Fund. The Rockies Fund is non-reporting public company.

(22)
Hermogenes Moreno is the President of Cybernetic Investments, Inc. and he has voting, investment and dispositive control over the shares of common stock held by Cybernetic Investments, Inc. and the shares of common stock issuable upon the exercise of the warrants held by Cybernetic Investments, Inc. The holder of a majority of the outstanding voting stock of Cybernetic Investments, Inc. is Hermogenes Moreno.

(23)
Philip Reichmann is the President of Cyntech Trust Holdings Ltd. and he has voting, investment and dispositive control over the shares of common stock held by Cyntech Trust Holdings and the shares of common stock issuable upon the exercise of the warrants held by Cyntech Trust Holdings.

(24)
Sandi Schwartz is the Control Person of Shana Capital and he has voting, investment and dispositive control over the shares of common stock held by Shana Capital and the shares of common stock issuable upon the exercise of the warrants held by Shana Capital. The holder of a majority of the outstanding voting stock of Shana Capital is Sandi Schwartz.

(25)
Includes 3,750,000 shares owned by David Clayden, a former officer and director of our company. Mr. Clayden resigned from all of his positions with the Company and its affiliates as of August 15, 2006.

(26)
Parties to a Shareholders’ Agreement, dated as of August 10th, 2005, by and among Identica Holdings Corporation, eRoomSystem Technologies, Inc., 1462869 Ontario Inc., Faward Consulting Corp., SDS-Sonsitar Data Services Inc., and Mr. David Clayden.

Pursuant to the agreement, the shares attributed to Messrs. Wheeler, Foster, Tarek and Clayden agreed not to sell their shares for 12 months commencing from the time the shares are quoted on the NASD Over the Counter Bulletin Board. However, after our shares are quoted for 6 months, each Founder can sell not more than 5% of his respective holdings in any given 5-day period, as long as the percentage does not exceed the average trading volume of the shares for the previous 5-day period, multiplied by a fraction, the numerator being the number of shares held by such Founder and the denominator being 16,666,668. The other persons indicated above other Messrs. Wheeler, Foster, Tarek and Clayden are restricted from selling their shares for 6 months from the time the shares are quoted on the NASD Over the Counter Bulletin Board. However, during such 6-month period each such shareholder is restricted from selling not more than 5% of its own holdings in any give 5-day period, provided that such percentage does not exceed the average trading volume of the stock for the previous 5-day period, multiplied by a fraction, the numerator being the number of shares held by such shareholder and the denominator being 16,666,668.

(27)	Each of these persons was issued warrants in consideration for providing services to us.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the shares of common stock may be listed or quoted currently the National Association of Securities Dealers OTC Bulletin Board in the United States, in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

Spartan Securities Group. Ltd, as a registered broker-dealer, is an “underwriter” within the meaning of Section 2(11) of the Securities Act of 1933 in connection with the resale of our securities under this prospectus. Any commissions received by Spartan Securities and any profit on the resale of the shares of our common stock (including the shares of common stock issuable upon the exercise of the warrants) sold by Spartan Securities while acting as principals will be deemed to be underwriting discounts or commissions. Because it is deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act of 1933, Spartan Securities will be subject to prospectus delivery requirements.

The shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a)	an exchange distribution in accordance with the rules of the applicable exchange;

(b)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(c)	privately negotiated transactions;

(d)	market sales (both long and short to the extent permitted under the federal securities laws);

(e)	at the market to or through market makers or into an existing market for the shares;

(f)	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(g)	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its warrants or shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of common stock under this registration statement, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our shares of common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

Penny Stock Regulations

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	specifies that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

A legal proceeding in Canada is pending against one of our officers, Edward Foster, our CEO, although such proceeding has no connection to us or to Mr. Foster’s relations with us. Such legal proceeding against Mr. Foster commenced on July 6, 2004 in the Ontario Superior Court of Justice; the Plaintiff is the Royal Bank of Canada and the Defendants are OPUS Training Academy Inc., David Roy Bishop, Colin George Tubb, and Edward Allen Foster. The suit pertains to alleged personal guarantees in the amount of $500,000 CDN with a remaining balance of $180,000 CDN. Bishop and Tubb were officers and directors of OPUS Flight Services Inc. the defaulting party to the loan. Mr. Foster’s statement of defense claims that: his guarantee was not valid since no consideration was provided to him with regards to the alleged guarantee, and he was not an officer or director of the borrower or the parent of the borrower. His defense also alleges that the bank discharged him from any obligation at the end of his consulting engagement with the OPUS Canada Holdings, the parent of OPUS Flight Services, prior to any action by the bank. Mr. Foster is vigorously defending himself in this matter. The next hearing date is scheduled for November 7, 2006.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. The officers of our company are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Our directors, executive officers and other significant employees, their ages, positions held and duration each person has held that position as of September 19, 2006, are set forth below. The business address of each such person is c/o Identica Holdings Corp., 6807 S. MacDill Avenue, Tampa, FL 33611.

Name	Age	Positions and Offices

Edward Foster	61	Chief Executive Officer
Terry Wheeler	48	President and Director
Gerald Wiseberg	62	Chief Financial Officer
Francine Foster	60	Secretary and Director
Joseph Cruz	61	Vice President of North American Sales

Edward Foster has been Chief Executive Officer of Identica Corp. since August 11, 2004. On November 10, 2005 he was appointed Chief Executive Officer of Identica Holdings Corporation. He is President and CEO of Faward Consulting Corp. a Florida corporation formed in May of 2004. Faward Consulting is an executive management consulting firm. Prior to Mr. Foster’s joining Identica, his consulting firm developed successful business plans and aided in the raising of capital for Rhino Off-road Industries, Inc. of Las Vegas, Nevada and EMU Plastics Texas Limited, Inc., McAllen Texas, resulting in significant improvement in both companies’ balance sheets. Prior to Faward Consulting Corp., Mr. Foster provided consulting services to a number of large, medium and start-up companies through his Ontario-based consulting firm Faward Holdings Ltd. founded in 1979, including the development of a independent software laboratory which he founded and whose assets he sold to IBM.

Terry Wheeler is one of our founders and has been President of Identica Corp. since January 23, 2003, and a director since January 23, 2003. He was appointed President and a Director of Identica Holdings Corporation on November 10, 2005. Prior to the founding of Identica Corp. Mr. Wheeler worked in various senior consulting roles and was instrumental in establishing Navigator Biometrics in North America, a UK-based company. Mr. Wheeler graduated from Ryerson University with a Business Administration degree, majoring in Marketing Management.

Francine Foster has been a Director and Corporate Secretary of Identica Corp. since August 11, 2004, and a Director and Corporate Secretary of Identica Holdings Corporation since November 10, 2005.  Ms. Foster is a principal in the management consulting firm Faward Consulting Corp. (FCC), a Florida corporation.  She collaborated on many of the company’s projects such as the writing of the business plan for Rhino Off-road Industries, Inc. of Las Vegas, Nevada in 2004, and was Project Manager in 2005 for the procurement of capital for EMU Plastics Texas Limited, Inc., McAllen Texas.  Prior to FCC, Ms. Foster provided consulting services to a number of large, medium and start-up companies through the Ontario-based consulting firm Faward Holdings Ltd., founded in 1979, including the development of a independent software laboratory which was founded by the Fosters, the major assets of which were sold to IBM in 1989.

Joseph Cruz was appointed Vice President, North American Sales on August 7, 2006. Prior to joining Identica Holdings, Mr. Cruz served as Vice President of Operations from 2004 to 2005 including responsibility for Sales and Marketing for IPIX Corporation in Oak Ridge, Tennessee. Prior to IPIX, Mr. Cruz was Chief Operating Officer for Dorado Products in Colorado from September 2000 to August 2004, where he was responsible for all business activities including: sales, marketing, training, installation, product development, document control, purchasing, manufacturing, facilities and human resources for privately held provider of high end access control systems. Before joining Dorado, Mr. Cruz managed the Johnson Controls Cardkey service group as a separate business unit, from February 1992 through September 2000, taking it from $1.5 million to over $10 million in revenue at 68% gross margin in 36 months. Mr. Cruz brings to us nearly 15 years of executive sales experience that is directly related to Identica’s core business.

Gerald Wiseberg was appointed Chief Financial Officer of Identica Holdings Corporation on December 15th 2005. Mr. Wiseberg is a graduate of the University of Toronto with a Bachelors of Science degree. He obtained the CA (Chartered Accountant) designation from Queens University in Kingston, Ontario, Canada in 1970. Mr. Wiseberg practiced public accounting, first with Coopers and Lybrand and later with Deloitte and Touche. Mr. Wiseberg has been the Chief Financial Officer for a 14 million dollar medical supply company since March 2001.

Except for Francine Foster and Edward Foster, who are husband and wife, there are no family relationships among our directors or officers. None of our directors holds any directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

 Our Board of Directors currently does not have standing audit, compensation or nominating committees. The functions of the audit, compensation and nominating committees are currently performed by the entire Board of Directors, none of the members of which are independent.

We have a Code of Ethics applicable to our principal executive, financial and accounting officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 19, 2006, certain information with respect to the beneficial ownership of our shares of common stock by each stockholder known by us to be the beneficial owner of more than 5% of our shares of common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of shares of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. The following table assumes that all warrants held by current directors and executive management have been exercised and lists any shareholder who subsequent to the exercise of any held warrants will be the beneficial owner of more than 5% of our shares of common stock.

The percentages below are calculated based on 15,682,489 shares of our common stock issued and outstanding as of September 19, 2006. As of such date, there also were outstanding convertible notes and warrants which were convertible and exercisable into a total of 9,358,851 shares of common stock. The business address of each person set forth below is c/o Identica Holdings Corp., 6807 S. MacDill Avenue, Tampa, FL 33611, unless otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Of Class

eRoomSystem Technologies Inc. 1072 Madison Avenue Lakewood, N.J. 08701	2,666,667(1)	15.98%

Faward Consulting Corp. 2916 Beach Drive Tampa, FL 33629	2,500,000(2)	14.98%

1462869 Ontario Inc. 25 Kenninghall Blvd Mississauga, ON L5N 1J5	4,000,000(3)	23.97%

SDS - Sonsitar Data Services Inc. 92 McAllister Road Toronto ON M3H 2N3	1,500,000(4)	9.56%

David Clayden 6262 Standing Oaks Lane Naples, Florida 34119	3,750,000(5)	23.91%

Edward Foster 2916 Beach Drive Tampa, FL 33629	2,500,000(2)	14.98%

Francine Foster 2916 Beach Drive Tampa, FL 33629	2,500,000(2)	14.98%

Terry Wheeler 25 Kenninghall Blvd Mississauga, ON L5N 1J5	4,000,000(3)	23.97%

Gerald Wiseberg 8591 141st Street Seminole, Florida 33776	50,000(6)	Less than 1%

Joseph Cruz 6534 East 2nd St.. Scottsdale, AZ. 85251	150,000(7)	Less than 1%

Directors and Officers as a Group (5 persons)	14,616,667(2)(3)(6)(7)	77.4%

(1)
Includes 1,666,667 shares of common stock owned and 1,000,000 shares of common stock issuable upon the exercise of a warrant. The exercise price of the shares underlying this warrant is $0.15 per share. The warrant is exercisable until May 20, 2010. eRoomSystem Technologies, Inc. is a public company, which shares are trading on the OTC Bulletin Board under the symbol of “erms”.

(2)
Includes 1,500,000 shares owned and 1,000,000 shares of common stock issuable upon the exercise of warrants. The exercise price of the shares underlying this warrant is $0.35 per share. The warrant is exercisable until May 1, 2011.The shares of common stock and warrants are held by Faward Consulting Corp., a Florida USA corporation, which is controlled by Edward Foster, our Chief Executive Officer, and Francine Foster, a director and our Secretary. Mr. Foster and Mrs. Foster, who are husband and wife, are the only shareholders of Faward Consulting Corp.

(3)
Includes 3,000,000 shares owned and 1,000,000 shares of common stock issuable upon the exercise of warrants. The exercise price of the shares underlying this warrant is $0.35 per share. The warrant is exercisable until May 1, 2011. The shares of common stock and warrants are held by 1462869 Ontario Inc., an Ontario corporation, which is controlled by Terry Wheeler, our President. Mr. Wheeler is a 50% shareholder of 1462869 Ontario Inc., and his wife, Kathryn Wheeler, owns the other 50%.

(4)
1,500,000 shares of common stock held by SDS - Sonsitar Data Services Inc., an Ontario corporation, which is controlled by Sid Tarek, a former director and officer of the Identica Corp. Mr. Tarek is a 51% shareholder of SDS - Sonsitar Data Services Inc., and his wife Sonja Tarek owns the remaining 49%.

(5)
The shares of common stock are held by Mr. David Clayden. Mr. Clayden is a former Director, Vice-president of Identica Holdings Corporation, and President of Identica Corp. USA, Inc. Mr. Clayden resigned from his positions as officer and director of our Company on August 15, 2006.

(6)
Includes 50,000 shares of common stock issuable upon the exercise of warrants. The exercise price of the shares underlying this warrant is $0.35 per share. The warrant is exercisable until May 1, 2011. Mr. Wiseberg is our Chief Financial Officer.

(7)
Includes 150,000 shares of common stock issuable upon the exercise of warrants held by Mr. Cruz. The exercise price of the shares underlying this warrant is $0.35 per share. The warrant is exercisable until May 1, 2011. Mr. Cruz is our Vice President of North American Sales.

Shareholders’ Agreement

Each of our founders, Mr. Terry Wheeler, through his corporation, 1462869 Ontario Inc., Mr. Edward Foster, through his corporation, Faward Consulting Corp., Mr. Sid Tarek through his corporation SDS-Sonsitar Data Services Inc., and Mr. David Clayden, (the “Founders”) are parties to a Shareholders’ Agreement, dated as of August 10th, 2005, to which such parties agreed not to sell their shares for 12 months commencing from the time the shares are quoted on the NASD Over the Counter Bulletin Board. However, after our shares are quoted for 6 months, each Founder can sell not more than 5% of his respective holdings in any given 5-day period, as long as the percentage does not exceed the average trading volume of the shares for the previous 5-day period, multiplied by a fraction, the numerator being the number of shares held by such Founder and the denominator being 16,666,668.

The persons indicated in the table of shareholders on page 9 above (see note 26 on page 13) who purchased shares in our first private placement are restricted from selling their shares for 6 months from the time the shares are quoted on the NASD Over the Counter Bulletin Board. However, during such 6-month period each such shareholder is restricted from selling not more than 5% of its own holdings in any give 5-day period, provided that such percentage does not exceed the average trading volume of the stock for the previous 5-day period, multiplied by a fraction, the numerator being the number of shares held by such shareholder and the denominator being 16,666,668.

DESCRIPTION OF SECURITIES

We are authorized to issue One Hundred and Five Million (105,000,000) shares, which consist of (i) One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). As of September 19, 2006, we have issued 15,682,489 shares of common stock and no preferred shares.

Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders. Cumulative voting for the election of directors is not provided for in our amended certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

The holders of outstanding shares of our common stock are entitled to receive dividends out of legally available funds at such times and in such amounts as our board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon a liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors. Each outstanding share of our common stock is, and all shares of common stock to be outstanding upon exercise of the warrants will be, fully paid and nonassessable.

August, 2005, Private Placement - Identica Corp.

In our first private placement which was in Identica Corp. (now Identica Canada Corp.), and which closed in August, 2005, we issued 5,666,668 shares of common stock. These shares were offered and sold in a private placement made to non-U.S. persons in offshore transactions pursuant to the exemption from the registration under the Securities Act provided by Regulation S. All the Canadian residents knew one or more of our executive officers.

In this private placement, we issued warrants to eRoom System Technologies, Inc. to purchase 1,000,000 shares of common stock. These warrants are exercisable until May 20, 2010 at an exercise price of $0.15 per share. The warrants may be exercised by the payment of cash or the cancellation of the $150,000 principal amount outstanding of a note issued to eRoom System. Said note is secured by all the assets of Identica Corp. The issued shares, warrants and security responsibility was subsequently transferred to us pursuant to the November 18th, 2005 Share Exchange Agreement.

November 18, 2005, Share Exchange Agreement

On November 18, 2005 we entered into a share exchange agreement with Identica Corp. and the shareholders of Identica Corp. Under the terms of the agreement, the shareholders, who in the aggregate owned all of the issued and outstanding shares of Identica Corp's capital stock exchanged their Identica Corp. shares for newly issued shares of common stock of our company in accordance with an exchange ratio of 1:1, so that each issued and outstanding Identica Corp. share was converted into one share of our common stock and Identica Corp. became a wholly-owned subsidiary.

Pursuant to such Share Exchange Agreement, we issued 5,666,668 shares of common stock in exchange for all the issued and outstanding stock of Identica Corp. This issuance was made pursuant to an exemption from registration in accordance with Section 4(2) of the Securities Act of 1933.

November, 2005, Private Placement

In November 2005 we offered and subsequently sold 104.7 Units, with each Unit consisting of $10,000 principal amount of the 8% Convertible Notes, due December 31, 2007 (the "Notes") and Warrants (the "Warrants") to purchase shares of our common stock until December 31, 2008 at an exercise price of $0.70 cents per share.

Pursuant to the November 25, 2005 Private Placement we have issued convertible notes in the amount of $1,047,000 and warrants which if fully exercised will result in the Company receiving an additional amount of $1,047,000. This offering was conducted pursuant to an exemption from registration in accordance with Section 4(2) of the Securities Act of 1933.

Interest on the $1,047,000 outstanding principal amount of the Notes is payable quarterly commencing June 30, 2006. All principal and interest is due December 31, 2007. If the closing price of our shares is above $0.75 per share for 5 consecutive trading days, we have the right to redeem the Notes at any time prior to the maturity thereof at 100% of the outstanding principal and accrued interest. The holder has the right to convert all or part of the unpaid principal and accrued interest of the Note at a conversion price of $0.35 per share. In addition, on and after June 30, 2006, the holder has the right to require us to purchase all of any portion of the Note for cash on the last business day of the month. We agreed not to incur any further indebtedness or create any new liens or encumbrances unless the Note has priority thereof.

In connection with the issuance of the Notes, we issued 1,610,285 common stock purchase warrants. The Warrants are exercisable until December 31, 2008 at an exercise price of $0.70 cents per share. However, the holders of the Warrants will be entitled to exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement prior to November 25, 2006. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds.

In connection with the issuance of the Notes, we issued 500,000 common stock purchase warrants to Shana Capital, a private equity organization (not a broker-dealer) who introduced us to a number of the Note holders. The Warrants are exercisable until December 31, 2008 at an exercise price of $0.70 cents per share. However, the holders of the Warrants will be entitled to exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement prior to November 25, 2006. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds.

The Notes provide that if we fail to file a registration statement within 120 days from the issue date of the Note, we are subject to a penalty of 1% per month on the outstanding balance of the Note.

Foreign Private Placement

Pursuant to a private placement in Ontario, dated November 29, 2005, under the Ontario Securities Act "accredited investor" exemption we issued 8% Convertible Notes, due December 31, 2007 (the "Notes") and Warrants (the "Warrants") to purchase shares of the Company’s Common Stock at the price of $0.70 cents per share. Pursuant to the November 29, 2005 Private Placement we have issued convertible notes in the amount of $171,429 and warrants which if fully exercised will result in the Company receiving an additional amount of $200,000.

EXPERTS

The financial statements included in this prospectus and included elsewhere in the registration statement have been audited by SF Partnership, LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion containing a modification as to uncertainty regarding the ability to continue as a growing concern) and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the shares of common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

We are a US-based, international manufacturer and distributor of cost-effective, next-generation biometric identification solutions for identifying individuals. Biometric identification is the ability to recognize an individual using a measurable, physical characteristic or personal behavioral trait to recognize the identity, or verify the claimed identity, of that individual. We currently sell a Vascular Pattern Recognition Scanner. As discussed below, such scanner uses infrared technology to record an individual’s blood vessel (vascular) patterns below the surface of the skin on the back of the hand to create a unique personal template that can then be stored on various media such as plastic smart cards, boarding passes and computing network storage devices (hard drives). Once an individual’s pattern has been recorded and stored, when that person subsequently presents the same hand to our Vascular Pattern Recognition Scanner, and the live vascular pattern is matched to the previously stored template, then the appropriate system performs its required functions (allowing entry to a secure area, logging work time of an individual, and/or verifying a transaction). We also sell proprietary hardware and software which provide the ability to add biometric identification to a variety of systems, such as access control, time and attendance and personal identification systems.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated under the laws of the state of Nevada on November 18, 2005, for the purpose of acquiring and operating the business assets and operations of Identica Canada Corp. (then known as Identica Corp.), an Ontario Canada corporation that had engaged primarily in the selling of biometric security devices since January, 2003. We were incorporated by the board of directors of Identica Canada Corp. and our initial board of directors consisted of the members of the board of directors of Identica Canada Corp. On November 18, 2005, we entered into a Share Exchange Agreement with Identica Canada Corp. and its stockholders, who in the aggregate owned all of the outstanding and issued shares of its capital stock. Pursuant to such agreement, the stockholders of Identica Canada Corp. exchanged their respective shares of Identica Canada Corp. for newly issued shares of common stock of our Company in accordance with an exchange ratio of 1:1, so that each issued and outstanding share of Identica Canada Corp. was converted into 1 share of common stock of our Company. As a result of the consummation of such transactions, the stockholders of Identica Canada Corp. became the stockholders of our Company, and Identica Canada Corp. became a wholly owned subsidiary of our Company.

Following is the history of Identica Canada Corp. from its inception on January 23, 2003, until it became our subsidiary on November 18, 2005. Identica Canada Corp. was chartered as an Ontario, Canada Corporation on January 23, 2003 under the name Identica Corp. by Mr. Terry Wheeler and Oneirra Technologies Inc. (Mr. Michael Vamvakaris). On February 5, 2003 Identica Canada Corp. signed an exclusive Canadian distribution agreement with Techsphere Co., Ltd. of South Korea to distribute the patented Vascular Pattern Recognition Scanner technology which is capable of uniquely identifying individuals based upon the vascular pattern derived by a passive infrared scan of the back of an individual’s hand

On August 11, 2004 Oneirra Technologies Inc. (Mr. Vamvakaris) sold its 50% of the shares of common stock of Identica Canada Corp. to 1462869 Ontario Inc. (Mr. Wheeler), and subsequently Mr. Wheeler sold 25% of the company to Faward Consulting Corp. (Mr. Edward Foster and Mrs. Francine Foster) and 25% of the shares of common stock of the company to SDS-Sonsitar Services Inc. (Mr. Sid Tarek and Mrs. Sonja Tarek).

In April of 2005 Identica Canada Corp. purchased some of the assets and assumed some of the liabilities of American Biometrics and Security, Inc. from its sole shareholder, Mr. David Clayden, in exchange for 4,000,000 shares of Identica Corp., and thereby assumed the American Biometrics and Security, Inc.’s debt to Mr. Clayden of US$120,000. American Biometrics and Security, Inc. was the exclusive distributor of Techsphere products in the United States of America. Upon the closing of the transaction Mr. Clayden became a director of Identica Canada Corp. and president of Identica Corp. USA, Inc., a wholly-owned subsidiary of Identica Holdings Corporation. He resigned from all positions in our company effective August 15, 2006.

On May 6, 2005, Identica Canada Corp. signed a new exclusive distribution agreement with Techsphere Co., Ltd. of South Korea covering the territories of Canada, the United States, Mexico and the Caribbean Islands for the distribution of Vascular Pattern Recognition Scanner and customization and development of services until December 31, 2008. As described below, Techsphere has the exclusive right to use the patent for Vascular Pattern Recognition Scanner technology in the United States.

The Vascular Pattern Recognition Scanner technology is covered by US patent 6,301,375. Dr. Alex (Hwan-Soo) Choi President and CEO of Techsphere Co., Ltd., Seoul, Korea, is the inventor of the technology referenced in the patent (the use of the vascular pattern from the back of a person’s hand for identity purposes). The patent was assigned to Dr. Choi and BK Systems of Seoul, Korea. BK Systems assigned its United States and European rights to VeinID of Pasadena, California. VeinID has signed an agreement with Techsphere that contained a non-compete provision that prevented VeinID from engaging, directly or indirectly, in competition with the Vascular Pattern Recognition System in the United States. Consequently, this agreement with VeinID effectively provides Techsphere with exclusive right to use the patent in the United States.

On September 7, 2005 Identica Corp. purchased the operating assets and assumed some liabilities of eRoom System Services, Inc. from a shareholder, eRoomsystem Technologies, Inc. Along with the assets, Identica Corp. retained the services of three eRoom System Services employees, who were added to Identica’s payroll. On or about February 13, 2006 Identica Corp. TEC, Inc. was formed as a Nevada corporation. Identica Corp. TEC, Inc. is a wholly-owned subsidiary of Identica Holdings Corporation.

The Biometrics Industry

Biometrics refers to the automatic identification of a person based on his/her physiological or behavioral characteristics. This method of identification is preferred over traditional methods involving passwords and PIN numbers for various reasons, including:

(i)	the person to be identified is required to be physically present at the point-of-identification; and

(ii)	identification based on biometric techniques obviates the need to remember a password or carry a token.

With the increased use of computers as vehicles of information technology, it is necessary to restrict access to sensitive/personal data. By replacing PINs, biometric techniques can potentially prevent unauthorized access to or fraudulent use of ATMs, cellular phones, smart cards, desktop PCs, workstations, and computer networks. Using biometrics for personal authentication reduces the reliance on tokens and pass-cards and eliminates the need to memorize strings of letters required to access important information and resources.

The need for biometrics can be found in federal, state and local governments, in the military, and in commercial applications. Enterprise-wide network security infrastructures, government IDs, investing and other financial transactions, retail, law enforcement, and health and social services are all benefiting from these technologies, according to Dr. Stephen Elliott, Purdue University, Biometric Standards, Assurance and Standards Laboratory. http://www.biotown.purdue.edu/ IEEE International Carnahan Conference on Security Technology Program

Identica Products and Services

Our Vascular Pattern Recognition Scanner was developed by Techsphere Co., Ltd. of South Korea (Techsphere), and was subsequently modified by Techsphere to specifically meet our technical and marketing requirements. We have integrated our proprietary Universal Controller Version 2 with the Vascular Pattern Recognition Scanner, added a communication device (the T-Module), our software (IONcontrol), and our Software Development Kits (SDKs) to provide our customers with the ability to add biometric identification, which is the ability to recognize an individual using a measurable, physical characteristic or personal behavioral trait to recognize the identity, or verify the claimed identity, of that individual) to a variety of Access Control, Time and Attendance, and Personal Identification systems such as credit cards, passports, driver’s licenses, etc.

Vascular Pattern Recognition Scanner

Our Vascular Pattern Recognition Scanner uses infrared technology to record an individual’s blood vessel (vascular) patterns below the surface of the skin on the back of the hand to create a unique personal template that can then be stored on various media such as plastic smart cards, boarding passes and computing network storage devices (hard drives). Each individual’s vascular pattern is unique and is not capable of being duplicated, even in identical twins. Once an individual’s pattern has been recorded and stored, when that person subsequently presents the same hand to our Vascular Pattern Recognition Scanner, and the live vascular pattern is matched to the previously stored template, then the appropriate system performs its required functions (allowing entry to a secure area, logging work time of an individual, and/or verifying a transaction).

Universal Controller Version 2	VP-II S w/ UC-2 UC-2 Interior

Our Universal Controller Version 2 is an integration device which seamlessly allows the Vascular Pattern Recognition Scanner to integrate with any organization’s Access Control, Time and Attendance, and Personal Identification systems.

To accomplish this seamless integration, our Universal Controller Version 2 is constructed with multiple input/output communications connections supporting:

•	Wiegand communications (the traditional communications language for access control systems).

•	Multiple connections allowing the acceptance of information from:

o	Proximity cards (traditional ID entry cards);

o	Smart Cards (plastic cards with memory capable of storing large amounts of data);

o	MagStripe readers;

o	Barcode scanners; and

o	Touch Screen terminals

•	TCP/IP (The universal communications method used by modern computing networks)

T-Module

Our T-Module acts as a communication device for installations which may not require all of the functions of our Universal Controller Version 2.

IONcontrol Software

We designed and developed our IONcontrol software to operate with our Vascular Pattern Recognition Scanner, Universal Communications Controller Version 2, and T-Module to allow our customers to organize and manage stored hand vascular patterns. IONcontrol also provides reports which describe activities such as entry to controlled areas, attendance information, enrollment information (names, addresses, employee numbers, restrictions, etc.).

Below is an illustration of the layout of the operating components of IONcontrol working with our T-Module and Vascular Recognition Scanner. The IONcontrol software service and MySQL data base are shown in the large box along with the Apache WEB service (a component of the operating environment). The small box to the right represents the WEB browser based User Interface (“UI”) to the software.

Our resellers/integrators and customers can incorporate our products into fully integrated, seamless biometric systems. Typical systems include:

•	Access Control - Seamless integration of Identica’s enrollment, biometric template and database management abilities;

•
Time and Attendance - Integration with most existing Time and Attendance and Payroll Systems to replace traditional time clocks to track employees’ attendance, eliminate buddy-punching, and provide undeniable real-time management reporting;

•
Personal Identification Systems - Integration into any industry application that requires undeniable user credentials, such as: border control, immigration cards, airline boarding passes, Automated Teller Machines and Point of Sale processes.

Professional Services

The biometric market generates one dollar ($1.00) of professional services for each two dollars ($2.00) spent on biometric hardware, according to International Biometrics Group. Our Identica Technical Expertise Center, located in Salt Lake City, Utah, is currently made up of computer consultants and engineers who will provide a number of professional services to Identica customers. Through this subsidiary, we can manage the implementation of our hardware and software products, maintain high customer satisfaction levels, and provide our customers with a “full service” approach to their biometric needs and requirements.

Professional Services offered through our Identica Technical Expertise Center include:

•	Customized Solutions, tailored to the industry/client specific requirements;

•	Integration of existing customer legacy systems;

•	Project Management of the full implementation and ongoing support of our solutions;

•	Support for our channels business partners; and

•	Integration of new and evolving technologies to enhance Identica product(s) offering.

Our Professional Services organization will multi-task by supporting internal requirements, product(s) development and direct support of our paying customers. The group will maintain its margins by sub-contracting when appropriate and when required.

Our marketing partners and end-user organizations can incorporate our hardware and software products into fully integrated, seamless biometric systems using our Solution Developments Kits (SDKs).

Given the variety of systems which can be constructed from the components described above, two examples of suggested implementations are shown below:

The configuration below illustrates the use of our Vascular Pattern Recognition Scanners attached to our T-Modules via Serial RS232 communications protocol and further attached to our IONcontrol Software via TCP-IP (the modern computer communications language). When users wish to enter secure areas through a number of doors they present their hands to the Vascular Pattern Recognition System, their live hands’ vascular pattern is matched to a previously stored template within our IONcontrol Software and if there is a match the T-module will unlock the door. Also various other devices can be attached to the system: i.e. Alarms etc.

The configuration below illustrates the retrofitting of an existing Access Control System to make it Biometrically enabled. Template input for matching can be: smart card; encrypted barcode; or fingerprint reader. All of the above templates are presented to the Universal Controller version 2 and a living hand is presented to our Vascular Pattern Recognition Scanner, the entry request is noted in IONcontrol and the successful match is transmitted to the existing Access Control system via Wiegand Protocol (the communications protocol used by many existing Access Control Systems).

Market Strategy

We have identified three major market areas to focus upon Access Control; Time and Attendance; and, Personal Verification. Access Control is the ability control the access to restricted areas. An organization may wish to selectively restrict individuals’ access to a building or areas within a building. Time and Attendance is the ability to track the amount of time an individual is at work. This function is usually used for payroll and/or job costing. By using Biometrics for Time and Attendance employers are assured that the individual “clocking in and out” is specifically identified. Personal Verification is the ability to link a specific individual to an action. By adding a biometric component to an event or transaction the individual associated with the event or action can be specifically identified, greatly reducing identity theft.

Currently, most of our concentration has been and will continue to be in Access Control. However, the Time and Attendance business, including job costing (the tracking of time for a specific individual on a specific task or job for accounting purposes) will continue to be a target for us. The Personal Verification business (ATM’s, POS, border security) is by far the largest potential market, but also the market with the longest lead times. Our current focus is 70% Access Control; 20% Time and Attendance and 10% Personal Verification. This emphasis will change as we achieve market penetration and sales volumes. There will also be a growing overlap as the marketplace recognizes that Access Control (through building automation) can, and will trigger the other areas.

International Biometrics Group (IBG), an independent biometric consulting and technology services firm, forecasts the revenues and percentage growth (Base year 2005) for Biometric Technology as follows:
Revenues	2006	2007	2008

$-Millions	2,684.40	3,682.70	4,639.40
% Growth Yr/Yr	45.30	37.20	26.00

Integration, Professional and Consulting Services will generate substantial revenue opportunities in this market:

Services Rev.	2006	2007	2008

$-Millions	1597.00	2244.50	2879.00
% Growth Yr/Yr	52.30	40.50	28.30

Market Objective

Our first market objective is to achieve brand recognition. To achieve this goal, we attend major industry trade shows and we couple our brand and our technology with major strategic partners. The first of such shows took place in September 2005. We were invited to exhibit our solutions in three major partners’ booths: HID, the world’s premier proximity and smart card vendor (HID is not a reseller, but HID has recognized that Identica’s smart card solution will greatly enhance HID’s sale of smart cards); Johnson Controls, our largest reseller, relative to North American coverage; and Lockheed Martin, a large integrator, focused upon large government integrations. At an HID seminar, held as an adjunct to the ASIS show, we won one of HID’s significant innovation awards.

We have identified a series of Tradeshows and Events in 2006 in which to exhibit and/or attend. Each major trade show costs us a minimum of twenty-five thousand dollars ($25,000), assuming that we have been invited to share booth space with one or more of our strategic partners. Should we wish to exhibit in our own booth, the cost would double to a minimum of fifty thousand dollars ($50,000) per major tradeshow event. Apart from reducing our tradeshow attendance costs, participating with a major industry player provides us with an industry acceptance that it could not otherwise achieve on our own, given our stage of development.

Currently, both HID and Johnson Controls have indicated to us that they wish us to continue to participate with them in their space at trade shows. We expect such participation to continue for the remainder of 2006.

Currently, we have three Sales Advisors in the United States and one in Canada. A Sales Advisor is a specially trained Sales / Technical representative, whose function it is to first engage Reseller senior management and once Reseller management has agreed to represent our Biometric Products to their customer base, work as a specialist with the Reseller’s sales force to train them on how to sell our products.

Competition

The principle competitors to Identica’s product offerings are the following:

Hand Geometry

Recognition Systems Inc. (RSI) (a division of the Ingersoll Rand company) Hand Geometry technology measures the geometry of a user’s hand comparing finger length, width, thickness and surface area to compare the hand to a stored template. The International Biometric Group (IBG) forecasted that RSI will have 2004 sales revenues of $87 million and 2005 revenues of $123 million. International Biometrics Group- The Biometrics Market and Industry Report 2004 - 2008 www.biometricsgroup.com

Hand Geometry is an old technology that has already been on the market for 10 years. The Vascular Pattern Recognition Scanner is a next generation technology that offers significant advantages over hand geometry, most notably: accuracy, security, speed, device appearance/size and hygiene.

Recognition Systems (Ingersoll Rand) is located at 1520 Dell Ave., Campbell, CA 95008 and has a Web site at www.handreader.com

Iris Recognition

Iridian Technologies iris recognition product uses its iris algorithm and cameras to extract a biometric template from a human iris. Iris recognition is known for its very low False Acceptance Rates (FAR) and has been sold primarily in high security Access Control applications. However, it is also known for its high cost, complicated operation and difficulty with eye contacts/glasses that result in high False Rejection Rates (FRR). Users are also very uncomfortable with using eye based biometric technology. IBG has projected 2004 revenues of $71 million. and 2005 revenues of $112 million. International Biometrics Group- The Biometrics Market and Industry Report 2004 - 2008 www.biometricsgroup.com

Iridian Technologies is located at 125 Church St. Suite 3, Moorestown NJ 08057, and has a Web site at www.iridiantech.com.

Fingerprint Algorithms and Devices

The first fingerprint biometric technology has been available for thirty years and as a result there are many fingerprint algorithm and sensor developers and manufacturers on the market. Fingerprint biometric sensors have been built-in to many products including Access Control, Time and Attendance and Single Sign-On. The Vascular Pattern Recognition Scanner technology provides many advantages over fingerprint sensors due to high fingerprint False Rejection Rates (FFR) resulting from users with dry, worn or contaminated fingerprints as well as hygiene and privacy issues.

Bioscrypt Inc. is located at 505 Cochrane Drive Markham, Ontario Canada L3R 8E3 (TSX-BYT), and they develop fingerprint algorithm, technology and software. Bioscrypt has a Web site at www.bioscrypt.com.

Authentec, Inc. is located at 709 S. Harbor City Blvd. Suite 400, Melbourne, FL 32901 and they manufacture fingerprint sensors and algorithms. Authentec has a Web site at www.authentec.com.

DigitalPersona Inc. is located at 805 Veterans Blvd. Suite 301, Redwood City, CA 94063, and they manufacture fingerprint sensors and algorithms. DigitalPersona has a Web site at www.digitapersona.com.

Other companies in the fingerprint sensors and algorithms sector include:

•	Sony Electronics - 123 West Tryon Ave., Teaneck, NJ 07666

•	NEC Technologies Inc. - 1130 Broadway Plaza Suite 202, Tacoma, WA 98402

•	Sagem Morpho, Inc. - 1145 Broadway Plaza Suite 202, Tacoma, WA 98402

•	Testech, Inc. - 625-4 Upsung-Dong, Chunan-Shi Chunghongnam-Do, Korea

Agreement with Spartan Securities Group, Ltd.

On October 11, 2005, the Company entered into a Financial Advisory and Investment Banking Agreement with Spartan Securities Group, Ltd., a Florida limited liability partnership (“Spartan”) to render services to the Company as its corporate finance consultant, financial advisor and investment banker. Pursuant to the terms of the engagement, for an initial period of two (2) years, Spartan will, on a non-exclusive basis, render advice with regard to internal operation; render advice with regard to corporate finance matters; render advise and/or assistance and introduction to third parties with regard to acquisition, joint venture or strategic alliance activities; and render advice and/or assistance with regard to capital raising activities.

In exchange for such services, we agreed that should we complete an equity financing of not less than $1,000,000, with the assistance of Spartan, we shall pay Spartan a monthly financial advisory fee of $1,500.00 per month for the two year period commencing from the date of the funding. The fee includes a minimum of 10 hours monthly for financial advisory services and additional time may be billed at $150.00.

We also agreed that if any transaction is consummated during the term of the engagement with any parties introduced by Spartan, we shall pay at the closing of each transaction a cash fee equal to the sum of 5% of the first $5 million of the aggregate consideration of a transaction, 4% of the second $5 million of the aggregate consideration of a transaction, 3% of the third $5 million of the aggregate consideration of a transaction, and 2% of the aggregate consideration over $15 million of the aggregate consideration of a transaction.

We agreed that if Spartan is involved in originating a credit facility with a lending source, we will pay Spartan a fee of 2% of the maximum amount of a credit facility. If Spartan is involved in arranging an increase in a credit facility, we will pay Spartan a fee of 2% of the increase from the maximum of amount of the existing credit facility.

Furthermore, we agreed to grant Spartan a right of first refusal to act as placement agent for any private offering of our securities and to act as underwriter in any public offering of our securities.

Government Regulation

There are no specific government regulations regarding the effectiveness of a Biometric device. Our products are subject to electrical and fire regulations when installed at customer sites.

Employees and Consultants

There are 4 executive officers of the Company, providing services through their respective companies and one as our employee. In the case of Edward Foster, there is a formal consulting agreement between Identica Corp. and Faward Consulting Corp. In the case of Terry Wheeler, there is a formal consulting agreement between Identica Corp. and 1462869 Ontario Inc. These consulting agreements were assigned to Identica Holdings Corporation pursuant to the Contract Assignment, dated November 18, 2005 by and between Registrant and Identica Corp. In the case of Francine Foster, our Corporate Secretary, there is no formal consulting agreement between Identica Holdings Corp. and Faward Consulting Corp. Ms. Foster bills Identica through Faward Consulting Corp. on an ad hoc Time, Materials, and Expenses basis at a rate of twenty-five (25) dollars per hour. In the case of Gerald Wiseberg, our Chief Financial Officer, there is no formal consulting agreement between Identica Holdings Corp. and Mr. Wiseberg. Mr. Wiseberg bills Identica for his services through Corporate Management Consultants on an ad hoc Time, Materials, and Expenses basis at a rate of fifty (50) dollars per hour.

Pursuant to the shareholders’ agreements, Ed Foster, Terry Wheeler, David Clayden and Sid Tarek had agreed to restrict their base salary, in the aggregate, to $400,000 per year until August 2008. Such restriction on salary does not include bonus, benefits and reimbursable business expenses. These individuals are entitled under the shareholders’ agreement to an annual bonus that in the aggregate, is equal to 20% of our earnings before interest, taxes, depreciation and amortization for the preceding fiscal year as such items are presented on our audited statement of operations for that preceding fiscal year. Sid Tarek and David Clayden have since left the Company.

Mr. Joseph Cruz joined us as an employee on August 11, 2006. His position is Vice-President North American Sales. His salary is $96,000 per year, plus expenses and a car allowance of $400 per month. He is entitled to receive health benefits from us. He has an incentive bonus plan which, if we meet pre-defined targets, will result in additional income to him of $16,000 in 2006 and as much as $200,000 or more in 2007.

We have 6 technical associates, 4 of whom are employees of the subsidiaries and the other two are providing services as consultants. Mr. Don Yoon is providing services as part of a support agreement associated with a Works Made for Hire agreement between Identica Holdings Corporation and Techsphere Co., Ltd. of South Korea. The duration of the support agreement is one year, commencing June 1, 2006. Mr. Cesar Rego provides technical support and sales advisory services to us through his Canadian consulting company Stealth Tech Systems. Stealth invoices us on a monthly basis for Mr. Rego at the rate of approximately $5,000 per month.

We have 2 sales advisors providing services, one under contract one on a month-to-month basis. Mr. Colin Wright is providing sales consulting services to Identica Canada Corp. He has a yearly renewable agreement providing his services at the rate of $5,000 Canadian dollars per month, plus commission and expenses. Mr. Rodney Holder is providing sales consulting services to Identica Corp. USA, Inc. He provides his services on a month-to month basis at the rate of $3,500 per month, plus commission and expenses.

There is one (1) administrative staff as an employee of Identica Canada Corp.

Identica Holdings Corporation and its subsidiaries utilize other human resources on a time, materials and expenses basis as required. Currently we utilize individuals who provide graphic design and technical consulting on an ad-hoc basis.

DESCRIPTION OF PROPERTY

We currently maintain our corporate head office at 6807 S. MacDill Avenue, Tampa Florida. This is an office sharing arrangement with Allegro Billing Services, a non-related company. Allegro Billing Services does not charge us for providing this space. We also operate Identica Corp. USA, Inc. Sales Head Office from this space.

Identica Canada Corp. has an office sharing arrangement with a related company, Faward Holdings Ltd. through our Chief Executive Officer. The monthly rent being paid is to the related company is $3,000.00 for office space, $440.00 for facilities usage and $105.00 for Parking.

Identica Corp. TEC, Inc., also known as Technical Excellence Center, utilizes approximately 4,000 square feet subleased on a month to month basis for $1,612.00 per month at 3855 South 500W, Suite A, Salt Lake City Utah, 84115. These premises are subleased from eRoomsystems Technologies, Inc, a creditor and shareholder of Identica Holdings Corporation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and notes to our financial statements, included elsewhere in this report. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors discussed elsewhere in this report.

Certain information included herein contains statements that may be considered forward-looking statements, such as statements relating to our anticipated revenues, gross margin and operating results, future performance and operations, plans for future expansion, capital spending, sources of liquidity and financing sources. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include, but are not limited to, those relating to our liquidity requirements, the continued growth of the biometrics industry, the success of our product-development, marketing and sales activities, vigorous competition in the biometrics industry, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions, the inherent uncertainty and costs of prolonged arbitration or litigation, and changes in federal or state tax laws or the administration of such laws.

Overview

We are Identica Holdings Corporation, a Nevada corporation incorporated on November 18, 2005. Our business started with the incorporation of Identica Corp. (now Identica Canada Corp.) an Ontario Canada corporation on January 23, 2003. Identica Canada Corp. is now our wholly owned subsidiary. Our core business is the development and distribution, primarily through resellers and integrators of biometric identification equipment, with related communication hardware and software. Our Biometric products consist of the Vascular Pattern Recognition Scanner (VP-II S), Universal Controller (UC-2), T-Module communication device, IONcontrol Software and Software Development Kits (SDKs) designed to provide biometric identification to the Access Control, Time and Attendance and Personal Verification Industries.

We have spent the period from January 2003 to December 2005 determining the requirements of our target industries, developing required products to enhance the market scope of our Vascular Pattern Recognition Scanner (the Universal Controller Version 2, IONcontrol and our System Developers Kits), establishing sales relationships with Original Equipment Manufacturers, System Integrators and Biometric product Resellers. During this period we have introduced our products to major end use customers in the gaming industry (Wynn Casino), Banking (National City Bank, Sunfirst Bank, and JP Morgan, Chase), Government (Airports: Big Sky Consulting) and Educational institutions (University of Ottawa, Laval University, McMaster University and the University of Alabama).

Plan of Operation

Beginning January 2006 we have capitalized on our market preparation by establishing trials and sales to strategic customers. Our products have been specified by Big Sky Consultants (airport security consultants), on a no substitute basis, for The Luis Munoz Marin International Airport (San Juan, Puerto Rico), and the Louis Armstrong Airport (New Orleans). We have installed our products at: Laval University, Quebec; University of Ottawa (Bio-hazards laboratory); the University of Toronto; York Regional Police; Rand Corporation; The Tennessee Valley Authority; University of Alabama (Huntsville); and, The Military Offices of the Army of Colombia. We have established business relationships with over 40 OEM’s, and Reseller/Integrators.

We expect that in the last half of 2006 and through our 2007 fiscal, we will substantially increase our marketing efforts and sales.

As part of our increased marketing efforts, we expect to expand our sales advisory group in 2006 with the addition of strategically geographically located individuals with Access Control, Time and Attendance and/or Personal Verification industry experience. We have hired a Vice-president of North American Sales and we plan to add at least three new Sales Advisors in the United States and one in Canada in 2006, to meet the growing demand for training and sales support for our Reseller/Integrator network.

We also intend to expand our software engineering and support organizations in both Toronto and Salt Lake City with the addition of one engineer.

During the second half of 2006 and fiscal 2007, we also plan to introduce additional biometric identification devices, software, security cameras, communication devices and protocols to our product line. We are actively examining new technologies in the biometric space to determine if the new technologies will add value to our present offerings. We have recently entered into preliminary discussions with a facial recognition software developer and a skin texture identification supplier.

 We anticipate that we will need approximately $1,500,000 to satisfy our working capital, liquidity and anticipated capital expenditure requirements for the twelve month period ending July 31, 2007. As of August 29, 2006, we had cash of $108,000. On September 20th, 2006, we entered into a Line of Credit Agreement with Marchco Management Inc., an Ontario entity. Pursuant to such agreement, Marchco Management Inc. established a line of credit for us in the principal amount of $750,000.00. Marchco Management Inc. shall make available such funds commencing as of the date of the agreement and continuing to and including the expiration date, September 19, 2007. Until such expiration date, we may borrow, prepay, and reborrow, an amount up to $750,000. In connection therewith, we are executed and delivered to Marchco Management Inc. a Promissory Note in the amount of $750,000. All sums advanced pursuant to the terms of the agreement shall become part of the principal of such Promissory Note. The funds from such advances may be used by us for any business purpose. All sums advanced pursuant to the agreement shall bear interest from the date such advance is made at the rate of 8% per annum, simple interest. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees shall be immediately due and payable on September 19, 2007.

These funds are not sufficient to satisfy our cash requirements through the next twelve months. The funding available through our line of credit agreement with Marchco Management Inc. will be sufficient to cover the expenses related to our operations for the next 6 months. We will need additional funding to fund the majority of our increase in personnel and market development and our research and development programs. Such additional funding may be raised through the sale of debt and/or equity securities. If additional funding is not obtained, we will not be able to fund the increase in personnel and, and we will have to minimize or eliminate our research and development programs, and possibly discontinue all our product development and/or our operations.

Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies considered particularly significant:

a)	Basis of Presentation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries ("Identica Corp") and ("Identica Corp. USA, Inc").  All significant inter-company balances and transactions have been eliminated in consolidation.

b)	Inventories

Inventory held for sale is stated at the lower of cost (first-in, first-out) or market and the demo inventory is stated at the lower of cost (first-in, first-out) or net realizable value.

c)	Equipment

Equipment is stated at historical cost. Depreciation, based on the estimated useful lives of the assets, is provided using the undernoted annual rates and methods:

Computer equipment	30%	Declining Balance
Furniture and fixtures	20%	Declining Balance
Signage	20%	Declining Balance
Other equipment	30%	Declining Balance

In the year of acquisition, amortization is calculated at one-half of the applicable rates.

d)	Intangibles

Costs assigned to intangibles, including distribution agreements and customer lists, are being amortized over their estimated useful lives of 5 years.

e)	Revenue Recognition

Revenues from products sales are recognized in accordance with Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" ("SAB No. 104") upon shipment of goods provided there is persuasive evidence of an agreement, the fee is fixed or determinable, and collection of the related receivable is probable. Sales are recognized upon shipment of goods as that is the point at which title passes to the customer, net of estimated sales returns.

f)	Use of Estimates

Preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to consolidated financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the consolidated financial statements in the year.

g)	Financia1 Instruments

Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from financial instruments. The carrying amounts reported in the accompanying consolidated financial statements for current assets and current liabilities approximates fair value because of the short-term nature of these financial instruments. SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk or credit concentration. The Company maintains cash with major financial institutions. Management does not consider this to be a significant credit risk as these banks and financial institutions are well-known.

h)	Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the consolidated financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce tax assets to the amount expected to be realized. Income tax expense recorded for the amount of income tax payable or refundable for the period is increased or decreased by the change in deferred tax assets and liabilities during the period.

i)	Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No.52, “Foreign Currency Translation”. The Company's functional currency is the US dollar. All assets and liabilities are translated into United States dollars using the rates prevailing at the end of the year. Revenues, expenses are translated using the average exchange rates prevailing throughout the year.

Unrealized foreign exchange amounts resulting from translations at different rates according to their nature are included in accumulated other comprehensive income or loss.

Realized foreign currency transaction gains and losses are recognized in the operations.

j)	Comprehensive Income (Loss)

The Company applies the provision of Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 130 "Reporting Comprehensive Income." Unrealized gains and losses from foreign exchange translation are reported in the consolidated statements of shareholders' deficit as comprehensive income (loss).

k)	Loss per Share of Common Stock

The Company calculates loss per share based on Statements of Financial Accounting Standards "SFAS" No. 128, "Earnings Per Share". Basic loss per share is computed by dividing net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential shares of common stock had been issued and if the additional shares of common stock were dilutive.

l)	Impairment of Long-Lived Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of the carrying amount or the fair value of the asset less cost to sell.

m)	Recent Accounting Pronouncements

In June 2006, the FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes, and Interpretation of FASB Statement No. 109”. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in enterprises financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. The interpretation prescribes the recognition threshold and measurement attributes for the financial statement recognition and measurement for the tax position taken or expected to be taken in a tax return. FIN 48 also provides accounting guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial statements.

In March 2006, the Financial Accounting Standards Board ("FASB") issued Statement 156, "Accounting for Servicing of Financial Assets", which amends FAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. In a significant change to current guidance, the Statement of Financial Accountant Standards ("SFAS") No.156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the new pronouncement will have on its consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASR Statements No. 133 and 140. This Statement permits fair value of remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amended SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the impact, if any, the proposed guidance will have on its consolidated financial statements.

In December 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The Company is currently reviewing the impact on its consolidated financial statement.

In July 2005, the FASB issued an exposure draft of a proposed interpretation, Accounting for Uncertain Tax Positions - an Interpretation of FASB Statement No. 109 ("SFAS No. 109"). This interpretation would apply to all open tax positions accounted for in accordance with SFAS No. 109, including those acquired in business combinations. It is a proposed asset recognition approach to apply a dual threshold for uncertain tax positions. The interpretation would allow the recognition of a tax benefit when it is probable that it could be sustained upon audit. The interpretation defines "probable" as it is defined in SFAS No. 5, "Accounting for Contingencies." FASB has not established an effective date for the interpretation. The Company is currently reviewing the effect, if any, the new pronouncement will have on its consolidated financial statements.

In March 2005, the FASB issued Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47), which will result in (a) more consistent recognition of liabilities relating to asset retirement obligations, (b) more information about expected future cash outflows associated with those obligations, and (c) more information about investments in long-lived assets because additional asset retirement costs will be recognized as part of the carrying amounts of the assets. FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Retrospective application of interim financial information is permitted but is not required. Early adoption of this interpretation is encouraged. As FIN 47 was recently issued, the Company has not consolidated whether the interpretation will have a significant impact on its consolidated financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" (Statement 153). This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of FASB No. 153 will not have a material impact on the Company's consolidated financial statements.

In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment" (Statement 123R). This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which the employee is required to provide service in exchange for the award requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement 123. This Statement is effective for public entities that do not file as small business issuers as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. This Statement applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date and is not expected to have a material impact on the Company's consolidated financial statements.

Results of Operations - The Three months ending March 31, 2006 compared to the Three months ending March 31, 2005

Revenues

We recognized $20,127 of revenues for the three month period ended March 31, 2006, and $12,029 for the three month period ended March 31, 2005, which was an increase of $8,098 or 67.3%, which were, in each case, from sales of our products and services. The increase in revenue was due primarily to the introduction of the Vascular Recognition Scanner “S” series modified to by Techsphere to meet our requirements and the sale of our Universal Controller model 2.

Cost of Revenues

For the three month period ended March 31, 2006, our cost of revenues increased to $17,512 from $6,282 in the three month period ending March 31, 2005, an increase of $11,230 or 178.8%. The increase in our cost of revenues was due primarily to the sale of more units and the cost of the introduction of the Universal Controller model 2 (introductory units were given to selected resellers at no charge). We expect that our margins will now return to normal levels for the balance of 2006.

Research and development

We had no research and development expenses eligible for capitalization in accordance with GAPP during the three month periods ended March 31, 2006 and 2005.

Total Operating Expenses

Total operating expenses consist primarily of consulting fees, travel expenses, advertising and promotion, professional fees, depreciation and occupancy related expenses. Total operating expenses for the three month period ended March 31, 2006 increased 3369%, to $305,728, from $8,813 for the three month period ended March 31, 2005. The increase in total operating expenses was due to the scaling up of the Company’s activities to engage new resellers/integrators in the United States.

Other income and expense

Interest and finance expense for the three month period ended March 31, 2006 increased 3319.4% or $80,149, from $2,344 for the three month period ended March 31, 2005. The increased interest and finance expense was primarily due to the financing costs related to the private placement dated November 25, 2005.

The foreign currency translation adjustment for the three month period ended March 31, 2006 reduced by 194.5%, from a gain of $18,698 for the three month period ended March 31, 2005 to a loss of ($17,684) for the three-month period ended March 31, 2006. The difference in foreign currency translation adjustment was due primarily to fluctuations in currency values.

We currently do not hedge foreign exchange transaction exposures. As of March 31, 2006, we do not have any assets and liabilities displayed in foreign currencies.

Net loss

We incurred a net loss of $383,262 for the three month period ended March 31, 2006 compared to a net gain of $4522 for the three month period ended March 31, 2005. The primary reason for the increase in the net loss was the scaling up of our operations in the United States, as described in the Plan of Operations.

Results of Operations - The Three Months ending June 30, 2006 compared to the Three Months ending June 30, 2005

Revenues

We recognized $68,637 of revenues for the three month period ended June 30, 2006, and $ NIL for the three month period ended June 30, 2005, which was an increase of $68,637 which, in each case, resulted from sales of our products and services. The increase in revenue was due primarily to the introduction of the Vascular Recognition Scanner “S” series modified to by Techsphere to meet our requirements and the sale of our Universal Controller model 2.

Cost of Revenues

For the three month period ended June 30, 2006, our cost of revenues increased to $31,759 from $NIL in the three month period ending June 30, 2005. The increase in our cost of revenues was due primarily to the increase of the sale of products.

Research and development

We had no research and development expenses eligible for capitalization in accordance with GAPP during the three month periods ended June 30th, 2006 and 2005.

Total Operating Expenses

Total operating expenses consist primarily of consulting fees, travel expenses, advertising and promotion, professional fees, depreciation and occupancy related expenses. Total operating expenses for the three month period ended June 30, 2006 increased 37.5% to $364,177, from $264,835 for the three month period ended June 30, 2005. The increase in total operating expenses was due to the scaling up of the Company’s activities to engage new resellers/integrators in the United States as discussed in the Plan of Operations.

Other income and Finance expense

Interest and finance expense for the three month period ended June 30, 2006 increased 1699.4%, or $32,210 from $1,790 for the three month period ended June 30, 2005. The increased in interest and finance expense was primarily due to finance expense related to the November 25, 2005 private placement.

Foreign currency translation adjustment for the three month period ended June 30, 2006 decreased 80.1%, or from a gain of $934 for the three month period ended June 30, 2005 to a loss of ($17,684) for the three-month period ended June 30, 2006. The difference in foreign currency translation adjustment was due primarily to fluctuations in currency values.

We currently do not hedge foreign exchange transaction exposures. As of June 30, 2006, we do not have any assets and liabilities displayed in foreign currencies.

Net loss

We incurred a net loss of $359,509 for the three month period ended June 30, 2006 compared to a net gain of $266,625 for the three month period ended March 31, 2005. The primary reason for the increase in the net loss was the scaling up of our operations in the United States as described in the Plan of Operations.

Results of Operations - The Six Months ending June 30, 2006 compared to the Six Months ending June 30, 2005

Revenues

We recognized $88,764 of revenues for the six month period ended June 30, 2006, and $12,029 for the six month period ended June 30, 2005, which was an increase of $76,735 or 637.9%, which were, in each case, from sales of our products and services. The increase in revenue was due primarily to the introduction of the Vascular Recognition Scanner “S” series modified to by Techsphere to meet our requirements and the sale of our Universal Controller model 2.

Cost of Revenues

For the six month period ended June 30, 2006, our cost of revenues increased to $49,271 from $6,281 in the six month period ending June 30, 2005, or 684.4%. The increase in our cost of revenues was due primarily to the sale of more products.

Research and development

We had no research and development expenses eligible for capitalization in accordance with GAPP during the six month periods ended June 30th, 2006 and 2005.

Total operating expenses

Total operating expenses consist primarily of consulting fees, travel expenses, advertising and promotion, professional fees, depreciation and occupancy related expenses. Total operating expenses for the six month period ended June 30, 2006 increased 144.8%, or to $669,906, from $273,649 for the six month period ended June 30, 2005. The increase in total operating expenses was due to the scaling up of the Company’s activities to engage new resellers/integrators in the United States as described in the Plan of Operations.

Other income and expense

Interest and finance expense for the six month period ended June 30, 2006 increased 2622.2%, or $112,539, from $4,134 for the six month period ended June 30, 2005. The increased interest and finance expense was primarily due to finance costs related to private placements.

Foreign currency translation adjustment for the six month period ended June 30, 2006 reduced by 222.6%, or from a gain of $19,632 for the three month period ended June 30, 2005 to a loss of ($16,001) for the three-month period ended March 31, 2006. The difference in foreign currency translation adjustment was due primarily to fluctuations in currency values.

We currently do not hedge foreign exchange transaction exposures. As of June 30, 2006, we do not have any assets and liabilities displayed in foreign currencies.

Net loss

We incurred a net loss of $742,772 for the six month period ended June 30, 2006 compared to a net loss of $272,035 for the six month period ended June 30, 2005. The primary reason for the increase in the net loss was the scaling up of our operations in the United States as described in our Plan of Operations

Results of Operations- The year ended December 31, 2005 compared to the year ended December 31, 2004

Revenues

We recognized $25,269 of revenues in 2005 from sales of our products and services. We recognized $40,738 of revenues in 2004 from sales of our products and services. The decrease in revenue was due primarily to the focus on the development of our reseller/integrator network rather than end user sales.

Cost of Revenues

For the year ended December 31, 2005, our cost of revenues decreased 77%, to $19,564, from $34,634 for the year ended December 31, 2004. The decrease in our cost of revenues was due primarily to the decrease in revenue in 2005 compared to 2004.

Research and development

We had no research and development expenses eligible for capitalization in accordance with GAPP during the years ended December 31, 2005 and 2004:

Total operating expenses

Total operating expenses consist primarily of consulting fees, travel expenses, advertising and promotion, professional fees, depreciation and occupancy related expenses. Total operating expenses for the year ended December 31, 2005 increased 2,262.8% from $32,823 for the year ended December 31, 2004 to $775,549 for the year ended December 31, 2005. The substantial increase in total operating expenses was due to significant increases in expenditures, especially consulting fees, travel expenses, depreciation and advertising and promotion, due to the scaling up of activities for our United States operations as provided in our Plan of Operations.

Other income and expense

Interest expense for the year ended December 31, 2005 decreased 33.7%, from $10,560 for the year ended December 31, 2004, to $6,998 for the year ended December 31, 2005. The decrease is primarily due to the repayment of bank loans from the Royal Bank of Canada and the accrual of interest payable related to the convertible notes.

Foreign currency translation adjustment for the year ended December 31, 2005 increased by 467.7%, from ($5,676) for the year ended December 31, 2004 to ($32,223) for the year ended December 31, 2005. The increase in foreign currency translation adjustment was due primarily to fluctuations in currency values.

We currently do not hedge foreign exchange transaction exposures. As of December 31, 2005, we do not have any assets and liabilities displayed in foreign currencies.

Net loss

We incurred a net loss of $776,842 for the year ended December 31, 2005 compared to a net loss of $39,147 for the year ended December 31, 2004. The primary reason for the increase in the net loss in 2005 was the substantial increases in the total operating expenses, as described in the Plan of Operations.

Nature of Operation and Going Concern

Operations

We are Identica Holdings Corporation, a development stage company that was incorporated in the State of Nevada on November 18th, 2005. On such date, we acquired the assets and liabilities of Identica Canada Corp. (f/k/a Identica Corp.). We are considered a development stage enterprise. As such, we have, since inception, spent most of our efforts in developing, testing and refining our business plan, establishing strategic alliances in the marketplace and in raising capital to fund our operations.

Going Concern

Our financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We have experienced recurring losses from operations since inception that raise substantial doubt as to our ability to continue as a going concern. For the years ended December 31, 2005 and 2004, we have experienced net losses of $ (776,842) and $ (39,147), respectively. At December 31, 2005, we had an accumulated deficit of $ (899,651).

Our ability to continue as a going concern is contingent upon our ability to secure additional debt or equity financing, initiate sales of our products and sustain profitable operations.

In the first quarter of 2006, we began to execute our business strategy and generate revenue. We have also commenced installations with strategic market resellers throughout the United States, Canada, and Columbia in South America.

Liquidity and Capital Resources

Our balance sheet as of December 31, 2005 reflects assets of $260,073 consisting of $39,351 in cash and $220,722 in other current assets. Total liabilities on the balance sheet as of December 31, 2005 include current liabilities of $273,396. As of August 29, 2006, we had cash on hand of approximately $108,000

The $750,000 credit line provided to us from Marchco Management Inc. will not be sufficient to satisfy our cash requirements through the next twelve months.

Off-balance sheet arrangements

We have no off-balance sheet arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation to Edward Foster, Chief Executive officer consists of $96,000.00 in annual fees plus $4,800.00 in annual car allowance, plus business expenses. His Canadian consulting company Faward Holdings has sublet 80% of its office located at 130 Bridgeland Avenue, Suite 100, Toronto, Ontario Canada M6A 1Z4 to Identica Canada Corp. on a month-to-month basis at the rate of $3,000.00 for office space, $440.00 for facilities usage (office furniture, fixtures and equipment, and computer equipment and high speed internet access) and $105.00 for Parking per month. All rental amounts are in Canadian dollars.

Mr. Foster’s wife, Francine Foster, provides consulting services on an as required basis. Faward Consulting Corp. invoices for her services at the rate of $25 per hour, at a monthly average of $2,000. She receives no compensation as one of our Directors.

Terry Wheeler, our president and a Director, receives $96,000.00 in annual fees plus $4,800.00 in annual car allowance, plus business expenses through his consulting company 1462869 Ontario Inc. He receives no compensation as a Director.

Mr. Wheeler’s wife, Katharine Wheeler provides bookkeeping and internal procedures development services for our company on an as required basis. 1462869 Ontario Inc. invoices Identica for her services at the rate of 28 Canadian dollars per hour, at a monthly average of $500.00 Canadian. She is neither an officer nor director of our Company.

David Clayden, our Vice-president and Director until August 15, 2006 received compensation at the rate of $96,000.00 in annual fees plus $4,800.00 in annual car allowance, plus business expenses, all paid to him personally. He received no compensation as a Director. He was reimbursed $600.00 per month for the partial use of his office at: 9853 Tamiami Trail, Suite 226 Naples, FL 34108.

Gerald Wiseberg is our Chief Financial Officer. He is not a Director. Mr. Wiseberg is paid through his consulting company Corporate Management Consultants at the rate of $50.00 per hour plus expenses. He bills monthly for his services based upon utilized hours.

On November 18, 2005, we issued 1,666,667 shares of common stock and 1,000,000 warrants to eRoomSystem Technologies, Inc. in exchange for 1,666,667 shares and 1,000,000 warrants of Identica Corp. The exercise price of the shares underlying the warrants is $0.15 per share. The warrants are exercisable until May 20, 2010. Such issuance was made in consideration for the loan made to Identica Corp by eRoom in the amount of $150,000, which was assumed by us. Such issuance was made under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On November 18, 2005 we issued 1,500,000 shares of our stock in exchange for 1,500,000 shares of Identica Corp. issued on August 18, 2004 and on August 16, 2006, we issued 1,000,000 warrants to Faward Consulting Corp., a Florida corporation which is controlled by Edward Foster, our Chief Executive Officer, and Francine Foster, a director and our Secretary. Mr. Foster and Mrs. Foster, who are husband and wife, are the only shareholders of Faward Consulting Corp. The exercise price of the shares underlying the warrants is $0.35 per share. The warrants are exercisable until December 31, 2010. Such warrant issuance was made in consideration for continued services provided to us by Faward. Such issuance was made under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On November 18, 2005 we issued 3,000,000 shares of our stock in exchange for 3,000,000 shares of Identica Corp. issued on August 18, 2004 and on August 16, 2006, we issued 1,000,000 warrants to 1462869 Ontario Inc., an Ontario corporation, which is controlled by Terry Wheeler, our President. Mr. Wheeler is a 50% shareholder of 1462869 Ontario Inc., and his wife, Kathryn Wheeler, owns the other 50%. The exercise price of the shares underlying the warrants is $0.35 per share. The warrants are exercisable until December 31, 2010. Such warrant issuance was made in consideration for continued services provided to us by 1462869 Ontario. Such issuance was made under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On November 18 we issued 4,000,000 shares of our stock to Mr. David Clayden in exchange for 4,000,000 shares of stock in Identica Corp., owned by Mr. Clayden and issued in April 2005. Mr. Clayden subsequently transferred 250,000 of our shares to other individuals related to us as either employees or contractors, resulting in Mr. Clayden owning 3,750,000 shares of our stock. Mr. Clayden is a former Director, Vice-president of Identica Holdings Corporation, and President of Identica Corp. USA, Inc. Mr. Clayden resigned from all of his positions as an officer and director of our Company and its subsidiaries on August 15, 2006. Such issuance was made under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On August 16, 2006, we issued 50,000 warrants to Gerald Wiseberg, our Chief Financial Officer. The exercise price of the shares underlying the warrants is $0.35 per share. The warrants are exercisable until December 31, 2010. Such issuance was made in consideration for continued services to us. Such issuance was made under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On August 16, 2006, we issued 150,000 warrants to Joseph Cruz, our Vice President of North American Sales. The exercise price of the shares underlying the warrants is $0.35 per share. The warrants are exercisable until December 31, 2010. Such issuance was made in consideration for continuance of services provided to us by Mr. Cruz. Such issuance was made under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On August 16, 2006, we issued 150,000 warrants to Colin Wright, our Canadian Regional Sales Manager. The exercise price of the shares underlying the warrants is $0.35 per share. The warrants are exercisable until December 31, 2010. Such issuance was made in consideration for continuance of services provided to us by Mr. Wright. Such issuance was made under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On August 16, 2006, we issued 50,000 warrants to Cesar Rego, our Canadian Technical Services advisor. The exercise price of the shares underlying the warrants is $0.35 per share. The warrants are exercisable until December 31, 2010. Such issuance was made in consideration for continuance of services provided to us by Mr. Rego. Such issuance was made under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

We believe that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm’s length basis. Our policy requires that all related parties recuse themselves from negotiating and voting on our behalf in connection with related party transactions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We have an agreement with Spartan Securities Group, Ltd. a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Small Cap Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Small Cap Market.

Our Transfer Agent

We have appointed Island Capital Management, LLC, with offices at 100 Second Avenue South, Suite 300N, St. Petersburg, Florida 33701, phone number 727-502-0508 as transfer agent for our shares of common stock. The transfer agent is responsible for all record-keeping and administrative functions in connection with our shares of common stock.

Dividend Policy

We have never declared or paid any cash dividends on our shares of common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

As of September 19, 2006, the shareholders’ list of our shares of common stock showed 17 registered shareholders and 15,682,489 shares outstanding.

EXECUTIVE COMPENSATION

(a) Summary Compensation. The following table sets forth the annual and long-term compensation for services paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of each of the last three completed fiscal years. We refer to all of these officers collectively as our "named executive officers."

Summary Compensation Table

					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Award(s) ($)	Restricted Stock Compensation ($)	Securities Under- Lying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)

Ed Foster, Chief Executive Officer	2005 (1) 2004 2003							$67,200
Terry Wheeler, President	2005 (2) 2004 2003							$67,200
David Clayden, Vice President	2005 (3) 2004 2003							$67,200

(1)	Appointed CEO on November 18, 2005.

(2)	Appointed President on November 18, 2005.

(3)	Appointed Vice President November 18, 2005. Effective August 15, 2006, Mr. Clayden resigned from his positions as an officer and director of the Company.

(4)	Compensation numbers above represent payments to the named Executive Officers as consulting fees.

(b)  Grants of Stock Options and Stock Appreciation Rights. No stock options or stock appreciation rights were granted to any of our directors or executive officers during the last completed fiscal year.

(c)  Option/ SAR Exercises. None of our directors or executive officers exercised any stock options or stock appreciation rights during the last completed fiscal year, and none of them holds unexercised stock options held as of such date.

(d)  Long Term Incentive Plan Awards. The Company has no long-term incentive plans.

(e) Compensation of Directors; Employment Contracts.

Edward Foster, our Chief Executive Officer, is compensated for his services to the Company pursuant to a Consulting Agreement ( the “Faward Consulting Agreement”), dated May 1, 2005, between Identica Corp and Faward Consulting Corp. (“Faward”), which was assumed by us on November 18, 2005. Faward is wholly owned and managed by Mr. Foster and his wife, Francine Foster. Such consulting agreement provides that Faward shall be paid at an annual fee of $96,000 and is entitled to reimbursement of reasonable out of pocket costs and expenses which it incurs in connection with the performance of its duties and obligation under the Faward Consulting Agreement.. Also, during the period of Faward’s engagement, the Company will pay directly to Faward a car allowance of $400 per month. Faward is entitled to participate in any incentive bonus plan.

Terry Wheeler, our President and Director, is compensated for his services to the Company pursuant to a Consulting Agreement (the “1462869 Ontario Consulting Agreement”), dated May 1, 2005, between Identica Corp. and 1462869 Ontario Inc. (“1462869 Ontario”), which was assumed by us on November 18, 2005. 1462869 Ontario is wholly owned and managed by Mr. Wheeler. Such consulting agreement provides that 1462869 Ontario shall be paid at an annual fee of $96,000 and is entitled to reimbursement of reasonable out of pocket costs and expenses which it incurs in connection with the performance of its duties and obligation under the 1462869 Ontario Consulting Agreement. Also, during the period of 1462869 Ontario’s engagement, the Company will pay directly to 1462869 Ontario a car allowance of $400 per month.

Francine Foster, our Secretary and Director, is compensated for her services to the Company pursuant to an oral agreement between her and our Company at a rate of $25 per hour, which is paid by our Company to Faward.

Gerald Wiseberg, our Chief Financial Officer, is compensated for his services to the Company pursuant to an oral agreement between her and our Company at a rate of $50 per hour, which is paid by our Company to Corporate Management Consultants, a company wholly owned and managed by him.

Pursuant to a Shareholders’ Agreement, dated as of August 10th, 2005, by and among Identica Corp., and its initial shareholders, 1462869 Ontario Limited, Faward Consulting Corp., SDS-Sonsitar Data Services Inc., and Mr. David Clayden, the parties thereto had agreed to restrict their base salary, in the aggregate, to $400,000 per year until August, 2008. Such restriction on salary does not include bonus, benefits and reimbursable business expenses. These individuals are entitled under the shareholders’ agreement to an annual bonus that in the aggregate, is equal to 20% of our earnings before interest, taxes, depreciation and amortization for the preceding fiscal year as such items are presented on our audited statement of operations for that preceding fiscal year. This Agreement was assigned to us pursuant to the Contract Assignment, dated November 18, 2005 by and between Registrant and Identica Corp. Sid Tarek, the principal of SDS-Sonistar Data Services Inc. and David Clayden are no longer providing services to our Company.

Mr. Joseph Cruz joined us as an employee on August 11, 2006. His position is Vice-President of North American Sales. His salary is $96,000 per year, plus expenses and a car allowance of $400 per month. He is entitled to receive health benefits from us. He has an incentive bonus plan which, if we meet pre-defined targets, will result in additional income to him of $16,000 in 2006 and as much as $200,000 or more in 2007.

WHERE YOU CAN FIND MORE INFORMATION

We are currently not a reporting company. However, once we become a reporting company, you will be able to read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, once we become a reporting company, we will file electronic versions of our periodic reports, proxy statements and other information we file with the Commission on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form SB-2 with the Commission to register shares of common stock to be sold by the selling security holders and to register additional shares to be sold. This prospectus is part of that registration statement and, as permitted by the Commission’s rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our shares of common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission’s web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

FINANCIAL STATEMENTS

IDENTICA HOLDINGCS CORPORATION

INDEX

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2005 AND 2004 (EXPRESSED IN U.S. DOLLARS)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2006 AND 2005 (UNAUDITED) (EXPRESSED IN UNITED STATES DOLLARS)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS THREE MONTH AND SIX MONTH PERIOD ENDED JUNE 30, 2006 AND 2005 UNAUDITED (EXPRESSED IN UNITED STATES DOLLARS)

IDENTICA HOLDINGS CORPORATION
AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2005 AND 2004

(EXPRESSED IN U.S. DOLLARS)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Identica Holdings Corporation:

We have audited the consolidated balance sheets of Identica Holdings Corporation and subsidiaries as of December 31, 2005, and 2004, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2005 and 2004, and from inception (January 21, 2003) through December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Identica Holdings Corporation and subsidiaries as of December 31, 2005 and 2004 and the results of their operations and their cash flows the year ended December 31, 2005 and 2004 and from inception (January 21, 2003) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses and negative working capital from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SF PARTNERSHIP, LLP
Toronto, Canada	SF PARTNERSHIP, LLP CHARTERED ACCOUNTANTS
May 26, 2006

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Balance Sheets
December 31, 2005 and 2004
(Expressed in U.S. Dollars)

	2005	2004
ASSETS
Current Assets:
Cash	$39,351	$22,698
Accounts receivable and other receivable	25,038	-
Inventories	55,684	47,280
Deposit (note 4)	140,000	-
Note receivable	-	30,941

Total Current Assets	260,073	100,919

Equipment (note 5)	86,688	1,340

Intangibles (note 6)	71,116	-

Total Assets	$417,877	$102,259
LIABILITIES
Current Liabilities
Bank indebtedness (note 7)	$-	$59,301
Accounts payable and accrued liabilities	13,396	12,213
Current portion of long-term debt (note 8)	260,000	13,198

Total Current Liabilities	273,396	84,712

Long-Term Debt, Less Current Portion (note 8)	150,000	94,430

Convertible Debt (note 9)	171,429	-

Total Liabilities	594,825	179,142

Commitments and Contingencies (note 13)

STOCKHOLDERS' DEFICIT

Capital Stock (note 10)	15,668	6,001

Additional Paid-in Capital	751,558	51,225

Accumulated Other Comprehensive Loss	(44,523)	(11,300)

Deficit Accumulated During the Development Stage	(899,651)	(122,809)

Total Stockholders' Deficit	(176,948)	(76,883)

Total Liabilities and Stockholders' Deficit	$417,877	$102,259

(The accompanying notes are an integral part of these consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statements of Operations
Years Ended December 31, 2005 and 2004, and for the Period from
January 21, 2003 (Date of Inception) Through December 31, 2005
(Expressed in U.S. Dollars)

		January 21, 2003 (Inception) through December 31,
	2005	2004	2005

Sales	$25,269	$40,738	$87,712

Cost of Sales	19,564	34,634	72,943

Gross Profit	5,705	6,104	16,184

Expenses
Consulting fees	370,655	2,100	409,037
Travel	94,318	-	94,318
Advertising and promotion	83,660	3,789	95,074
Rent	54,930	1,382	54,930
Professional fees	50,347	14,438	69,341
General and administrative	38,419	5,498	73,684
Depreciation	83,220	5,616	93,078

Total Operating Expenses	775,549	32,823	889,462

Loss From Operations	(769,844)	(26,719)	(873,278)

Other Expenses
Interest and financing charges	6,998	10,560	24,505
Loss on disposal of assets	-	1,868	1,868

	6,998	12,428	26,373

Loss Before Income Taxes	(776,842)	(39,147)	(899,651)

Provision for income taxes (note 11)	-	-	-

Net Loss	(776,842)	(39,147)	(899,651)

Foreign currency translation adjustment	(32,223)	(5,676)	(44,523)

Total Comprehensive Loss	$(809,065)	$(44,823)	$(944,174)

Loss Per Share - Basic and Diluted	$(0.07)	$(2.37)
Weighted Average Number of Common Shares
Outstanding During the Year	11,343,836	16,538

(The accompanying notes are an integral part of these consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statements of Stockholders' Deficit
Periods from January 21, 2003 (Date of Inception) Through December 31, 2005
(Expressed in U.S. Dollars)

Deficit
				Accumulated	Accumulated
		Additional	Other	during the	Total
Number of	Capital	Paid-in	Comprehensive	Development	Stockholders'
Shares	Stock	Capital	Loss	Stage	Deficit

Balance, January 21, 2003	100	$1	$75	$-	$-	$76

Net loss	-	-	-	-	(83,662)	(83,662)

Foreign currency translation adjustment	-	-	-	(5,624)	-	(5,624)

Balance, December 31, 2003	100	$1	$75	$(5,624)	$(83,662)	$(89,210)

Net loss	-	-	-	-	(39,147)	(39,147)

Stock split (30,000 for 1)	2,999,900	3,000	(3,000)	-	-	-

New shares issued for cash	3,000,000	3,000	54,150	-	-	57,150

Foreign currency translation adjustment	-	-	-	(5,676)	-	(5,676)

Balance, December 31, 2004	6,000,000	$6,001	$51,225	$(11,300)	$(122,809)	$(76,883)

Net loss	-	-	-	-	(776,842)	(776,842)

New shares issued for cash	5,666,668	5,667	604,333	-	-	610,000

New shares issued for acquisition of American Biometrics	4,000,000	4,000	96,000	-	-	100,000

Foreign currency translation adjustment	-	-	-	(33,223)	-	(33,223)

Balance, December 31, 2005	15,666,668	$15,668	$751,558	$(44,523)	$(899,651)	$(176,948)

(The accompanying notes are an integral part of these consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Cash Flows
Year Ended December 31, 2005 and 2004 and for the Period from
January 21, 2003 (Date of Inception) Through December 31, 2005
(Expressed in U.S. Dollars)

		January 21, 2003
		(Inception) to
		December 31,
	2005	2004	2005

Cash Flows from (Used in) Operating Activities
Net loss	$(776,842)	$(39,147)	$(899,651)
Adjustments to reconcile net loss to net cash
(used in) operating activities:
Depreciation	83,220	5,616	93,078
Loss on disposal of assets	-	1,868	1,868
Changes in net assets and liabilities
Deposits	(20,000)	-	(20,000)
Accounts receivable	(25,038)	-	(30,821)
Note receivable	30,941	(30,941)	-
Inventories	13,996	(4,300)	(33,231)
Accounts payable and accrued liabilities	1,183	17,996	19,180

Net cash used in operating activities	(692,540)	(48,908)	(869,577)

Cash Flows from Investing Activities
Purchase of equipment	(152,084)	(427)	(165,150)
Purchase of American Biometrics	(40,000)	-	(40,000)

Net cash used in investing activities	(192,084)	(427)	(205,150)

Cash Flows from Financing Activities
Convertible debt	171,429	-	171,429
Bank indebtedness	(59,301)	(33,282)	-
Long-term debt	212,372	53,779	319,946
Proceeds from issuance of capital stock	610,000	57,074	667,226

Net cash from financing activities	934,500	77,571	1,158,601

Effect of Exchange Rate Changes On Cash
Foreign currency translation adjustment	(33,223)	(5,600)	(44,523)

Net Increase in Cash	16,653	22,636	39,351
Cash - beginning of year	22,698	62	-

Cash - end of year	$39,351	$22,698	$39,351
Supplemental information:
Cash paid for interest	$4,512	$12,980	$24,424
Non Cash Items:

Purchase Of American Biometrics (note 3)

(The accompanying notes are an integral part of these consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2005, and 2004
(Expressed in U.S. Dollars)

1.	Nature of Operations and Going Concern

Organization and Development Stage Activities

Identica Holdings Corporation (the “Company” or "Identica Holdings"), a development stage company, was incorporated in the State of Nevada on November 18, 2005. The Company purchased the assets, including all the outstanding shares of Identica Corp USA, Inc. and assumed certain liabilities from Identica Corp, a company that registered in Ontario, Canada on November 18, 2005. The Company is considered a development stage enterprise. As such, the Company has, since inception, focused its efforts on developing, testing and refining its business plan, establishing strategic alliances in the marketplace and in raising capital to fund its initial operations.

Going Concern

The Company's consolidated financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses from operations since inception that raise substantial doubt as to its ability to continue as a going concern. For the years ended December 31, 2005 and 2004, the Company experienced net losses of $ (776,842) and $ (39,147) , respectively. At December 31, 2005, the Company has an accumulated deficit of $ (899,651) .

The Company's ability to continue as a going concern is contingent upon its ability to secure additional debt or equity financing, increase sales of its products, and retain profitable operations.

The Company began to execute its business strategy on November 18, 2005 and generate revenue. These activities included the acquisition of Identica Corp which acquired American Biometrics and Security, Inc. in April 25, 2005. The Company has also commenced installations with strategic market resellers in the United States. There can be no assurance, however, that the Company will be able to attain profitable operations or secure financing when needed or to obtain such financing on terms satisfactory to the Company, if at all.

The accompanying consolidated financial statements do not include any adjustments that reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2005, and 2004
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies considered particularly significant:

a)	Basis of Presentation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries ("Identica Corp") and ("Identica USA Corp, Inc"). All significant inter-company balances and transactions have been eliminated in consolidation.

b)	Inventories

Inventory held for sale is stated at the lower of cost (first-in, first-out) or market and the demo inventory is stated at the lower of cost (first-in, first-out) or net realizable value.

c)	Equipment

Equipment is stated at historical cost. Depreciation, based on the estimated useful lives of the assets, is provided using the undernoted annual rates and methods:

Computer equipment	30%	Declining balance
Furniture and fixtures	20%	Declining balance
Signage	20%	Declining balance
Other equipment	30%	Declining balance

In the year of acquisition, amortization is calculated at one-half of the applicable rates.

d)	Intangibles

Costs assigned to intangibles, including distribution agreements and customer lists, are being amortized over their estimated useful lives of 5 years.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2005, and 2004
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (cont'd)

e)	Revenue Recognition

Revenues from products sales are recognized in accordance with Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" ("SAB No. 104") upon shipment of goods provided there is persuasive evidence of an agreement, the fee is fixed or determinable, and collection of the related receivable is probable. Sales are recognized upon shipment of goods as that is the point at which title passes to the customer, net of estimated sales returns.

f)	Use of Estimates

Preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to consolidated financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the consolidated financial statements in the year.

g)	Financial Instruments

Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from financial instruments. The carrying amounts reported in the accompanying consolidated financial statements for current assets and current liabilities approximates fair value because of the short-term nature of these financial instruments. SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk or credit concentration. The Company maintains cash with major financial institutions. Management does not consider this to be a significant credit risk as these banks and financial institutions are well-known

h)	Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the consolidated financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce tax assets to the amount expected to be realized. Income tax expense recorded for the amount of income tax payable or refundable for the period is increased or decreased by the change in deferred tax assets and liabilities during the period.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2005, and 2004
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (cont'd)

i)	Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No.52, Foreign Currency Translation". The Company 's functional currency is the United States dollar. All assets and liabilities are translated into United States dollars using the rates prevailing at the end of the year. Revenues, expenses are translated using the average exchange rates prevailing throughout the year.

Unrealized foreign exchange amounts resulting from translations at different rates according to their nature are included in accumulated other comprehensive income or loss.

Realized foreign currency transaction gains and losses are recognized in the operations.

j)	Comprehensive Income (Loss)

The Company applies the provision of Financial Accounting Standards Board’s (FASB) Statement of Financial Accounting Standards (SFAS) No. 130 “Reporting Comprehensive Income.” Unrealized gains and losses from foreign exchange translation are reported in the consolidated statements of shareholders’ deficit as comprehensive income (loss).

k)	Loss per Common Share

The Company calculates loss per share based on Statements of Financial Accounting Standards "SFAS" No. 128, "Earnings Per Share". Basic loss per share is computed by dividing net loss attributable to the common stockholders by the weighted average number of common shares outstanding. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

l)	Impairment of Long-Lived Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analysed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of the carrying amount or the fair value of the asset less cost to sell.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2005, and 2004
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (cont'd)

m)	Recent Accounting Pronouncements

In March 2006, the Financial Accounting Standards Board (“FASB”) issued Statement 156, "Accounting for Servicing of Financial Assets", which amends FAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. In a significant change to current guidance, the Statement of Financial Accountant Standards (“SFAS”) No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the new pronouncement will have on its consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140. This Statement permits fair value of remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amended SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company is currently reviewing the impact, if any, the proposed guidance will have on its consolidated financial statements.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2005, and 2004
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (cont'd)

m)	Recent Accounting Pronouncements (cont'd)

In December 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The Company is currently reviewing the impact on its consolidated financial statement.

In July 2005, the FASB issued an exposure draft of a proposed interpretation, Accounting for Uncertain Tax Positions-an Interpretation of FASB Statement No. 109 (“SFAS No. 109”). This interpretation would apply to all open tax positions accounted for in accordance with SFAS No. 109, including those acquired in business combinations. It is a proposed asset recognition approach to apply a dual threshold for uncertain tax positions. The interpretation would allow the recognition of a tax benefit when it is probable that it could be sustained upon audit. The interpretation defines “probable” as it is defined in SFAS No. 5, “Accounting for Contingencies.” FASB has not established an effective date for the interpretation. The Company is currently reviewing the effect, if any, the new pronouncement will have on its consolidated financial statements.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2005, and 2004
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (cont'd)

m)	Recent Accounting Pronouncements (cont'd)

In March 2005, the FASB issued Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), which will result in (a) more consistent recognition of liabilities relating to asset retirement obligations, (b) more information about expected future cash outflows associated with those obligations, and (c) more information about investments in long-lived assets because additional asset retirement costs will be recognized as part of the carrying amounts of the assets. FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Retrospective application of interim financial information is permitted but is not required. Early adoption of this interpretation is encouraged. As FIN 47 was recently issued, the Company has not consolidated whether the interpretation will have a significant impact on its consolidated financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" (Statement 153). This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of FASB No. 153 will not have a material impact on the Company's consolidated financial statements.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2005, and 2004
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (cont'd)

m)	Recent Accounting Pronouncements (cont'd)

In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment" (Statement 123R). This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which the employee is required to provide service in exchange for the award requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement 123. This Statement is effective for public entities that do not file as a small business issuers as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. This Statement applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date and is not expected to have a material impact on the Company's consolidated financial statements.

3.	Acquisitions and Reorganizations

Acquisition

On April 25, 2005, the Company acquired the net assets of American Biometrics and Security, Inc. ("Biometrics"), a Florida corporation engaged primarily in the selling of security devices. The purchase price totaled $230,000. Total consideration consisted of $40,000 in cash, $90,000 in notes payable, and $100,000 from the issuance of 4,000,000 common shares of the Company. The allocation of the purchase price to assets acquired and liabilities assumed was based on their fair value as follows:

Purchase price:
Cash consideration	$40,000
Note payable	90,000
Common share consideration	100,000

Total purchase price	$230,000

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2005, and 2004
(Expressed in U.S. Dollars)

3.	Acquisitions and Reorganizations (cont'd)

Acquisition (cont'd)

Purchase price was allocated as follows:
Inventories	$12,400
Other	10,000
Deposit	120,000
Intangibles	87,600

Total fair value	$230,000

The value of the capital shares issued in the transaction was determined using a share price of $0.025, which was the Company's share value on April 24, 2005, immediately before the transaction closed.

The intangible assets include the value associated with an exclusive distribution agreement, and is being amortized over the estimated useful life of 5 years.

Total cash of $40,000 was paid in connection with the acquisition during the year ended December 31, 2005.

Corporate Reorganization

On November 18, 2005, the Company underwent a corporate reorganization ("reorganization"). As part of the reorganization, Identica Corp. ("Identica Corp."), an Ontario Canada corporation engaged primarily in the selling of security devices, transferred all of its business assets and liabilities to Identica Holdings, which was formed as a result of the reorganization. Under the reorganization, Identica Holdings became the parent company of Identica Corp. Pursuant to the asset purchase and liability assumption agreement, the purchase price totaled $400,000 which was payable by way of assumption of liabilities of $400,000. Concurrently, the Company entered into a share exchange agreement ("the Agreement") with Identica Corp and stockholders of Identica Corp (the "Stockholders"). Under the terms of the Agreement, the stockholders, who in the aggregate owned all of the issued and outstanding shares of Identica Corp's capital stock (the "Identica Corp Shares"), exchanged the Identica Corp Shares for newly issued shares of common stock of Identica Holdings in accordance with an exchange ratio of 1:1, so that each issued and outstanding Identica Corp Share is converted into one share of common stock of Identica Holdings. As the transfer of the business assets and liabilities to the Company represented a transaction between entities under common control, no fair value accounting adjustments arose as a result of the transfer. For the year ended December 31, 2005, the consolidated financial statements present the financial results for the business carried on by Identica Corp from January 1, 2005 to November 18, 2005 with that of Identica Holdings from November 18, 2005 to December 31, 2005. Comparative figures represent those of Identica Corp.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2005, and 2004
(Expressed in U.S. Dollars)

4.	Deposit

On May 6, 2005, the Company entered into an Agreement with TechShpere Co., Ltd., ("Tech"), a corporation duly organized and existing under the laws of the Republic of Korea, to distribute biometric products, software, hardware and customized and development services until December 31, 2008. Pursuant to the terms of Agreement, the Company paid a refundable deposit to Tech to cover each year's purchase requirement (the "quota(s)") based upon the number of Vascular Hand Scanners required to be purchased, as set out in the Agreement. In accordance with the Agreement, if the quota is not reached at the end of each Agreement year, only the deposit amount proportional to the units purchased shall be refunded to the Company. Furthermore, should the Company not purchase at least fifty percent of the cumulative quota by the end of the second year, Tech has the right to cancel the agreement and keep all deposits. Should the Company not reach the committed cumulative quota by the end of the third year of the Agreement, then any remaining deposit shall become Tech's. As of December 31, 2005, the Company met the quota requirements and accordingly, the deposit is recorded as a current asset in the accompanying consolidated balance sheets.

5.	Equipment

	2005		2004
	Accumulated		Accumulated
Cost	Depreciation	Cost	Depreciation

Computer equipment	$62,908	$10,585	$1,340	$-
Furniture and fixtures	10,344	1,034	-	-
Other equipment	28,878	4,332	-	-
Signage	566	57	-	-

	$102,696	$16,008	$1,340	$-

Net carrying amount		$86,688		$1,340

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2005, and 2004
(Expressed in U.S. Dollars)

6.	Intangibles

	2005		2004
	Accumulated		Accumulated
Cost	Depreciation	Cost	Depreciation

Licenses and rights	$52,036	$51,000	$-	$-
Other Intangibles	87,600	17,520	-	-

	$139,636	$68,520	$-	$-

Net carrying amount		$71,116		$-

7.	Bank Indebtedness

The bank indebtedness consists of a line of credit that bears interest at prime plus 2.25% and is repayable on demand. The bank indebtedness was paid off in full in the year 2005 with funds obtained from promissory notes and share issuances.

8.	Long-Term Debt

Notes payable consists of five promissory notes ranging from $50,000 to $150,000. One note payable bears interest at 8% per annum and is due in September 2006. The remaining notes bear no interest and have no specified terms for repayment. Three of the five notes are unsecured while a $150,000 note is secured against the assets of Identica and a $50,000 note becomes the obligation of a key Executive in the event of default. This loan was paid off subsequent to end of year 2005 and the obligation was removed.

	2005	2004

Long-term debt	$410,000	$107,628
Less: current portion	(260,000)	(13,198)

Long-term debt, less: current portion	$150,000	$94,430

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2005, and 2004
(Expressed in U.S. Dollars)

9.	Convertible Debt

On November 29, 2005, the Company issued, in a transaction exempt from registration under the Securities Act of 1933, $171,429 as principal amount of 8% convertible notes due on December 31, 2007. The notes are subject to conversion into shares of common stock of the Company, at the holder's option, at any time prior to payment in full of the principal amount of this note at a conversion price of $.30, adjustable upon occurrence of certain events. The number of shares of common stock into which this note may be converted will be determined by dividing the aggregate remaining principal balance together with all accrued interest to the date of conversion by the conversion price. Interest on the outstanding principal is payable on a quarterly basis on the last business day of each quarter beginning June 30, 2006.

10.	Capital Stock

Authorized

100,000,000	common shares, voting, participating with a
	par value of $0.001

5,000,000	preferred shares, voting, participating with
	a par value of $0.001

		2005	2004

Issued
15,666,668	(2004 - 6,000,000) common chares	$15,668	$6,001

Warrants

The Company currently has outstanding warrants for 1,571,430 common shares. The warrants have exercise prices ranging from $0.15 to $0.70 and expire from December 31, 2008 to August 31, 2010. Pursuant to the warrant agreements, the exercise price shall be adjusted to reflect any stock dividend, stock split or recapitilization.

There was no warrant expense recorded in the statement of operations in the 2005 calendar year.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2005, and 2004
(Expressed in U.S. Dollars)

11.	Income Taxes

Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the consolidated financial statements than for tax purposes.

The provision for income taxes has been computed as follows:

	2005	2004
Expected income tax recovery at an
approximate statutory rate of 18%	$139,832	$7,046
Valuation allowance	(139,832)	(7,046)

Provision for income taxes	$-	$-

The components of deferred income taxes are as follows:

	2005	2004
Deferred income tax assets:
Net operating loss carryforwards	$161,937	$17,278
Valuation allowance	(161,937)	(17,278)

Deferred income taxes	$-	$-

The Company has tax losses available to be applied against future years income. Due to the losses incurred in the current year and expected future operating results, management is unable to determine when deferred tax asset resulting from the tax losses available for carryforward will be realized in timely manner, through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

As at December 31, 2005 and 2004, the Company had approximately $900,000 and $123,000 respectively, of Federal and State net operating loss carryovers to offset future taxable income, such carryovers expire in years through 2012.

12.	Related Party Transactions

The Company's transactions with related parties were, in the opinion of the directors, carried out on normal commercial terms and in the ordinary course of the Company's business. During the year, stockholders and directors provided consulting services in the amount of $272,065 (2004 - $2,100).

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2005, and 2004
(Expressed in U.S. Dollars)

13.	Commitments and Contingencies

The long-term debt is collateralized by the inventory, capital assets, customers list, patients, deeds, all contractual rights, insurance claims, all patents, industrial designs, trade-marks, trade secrets and other know-how.

14.	Subsequent Events

a)	Identica Corp changed its name to Identica Canada Corp on March 10, 2006.

b)
Pursuant to a confidential offering memorandum dated November 25, 2005, the Company issued 104.7 convertible debenture warrant units between January 3, 2006, and April 24, 2006, by way of a private placement. Each unit consists of a $10,000 8% convertible note and a warrant to purchase shares of the common stocks of the Company.

The 8% convertible notes mature on December 31, 2007, and pay interest quarterly, commencing June 30, 2006.

Each note is convertible in to common stock of the Company at $0.35 per share, and each noteholder has the right, after June 30, 2006, to require the Company to repurchase any or part of the original note at par.

Each warrant entitles the warrant holder to purchase common stock of the Company at $0.70. The warrants expire on December 31, 2008.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE
COMPANY)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2006 AND 2005

(UNAUDITED)

(EXPRESSED IN UNITED STATES DOLLARS)

CONTENTS

Interim Consolidated Balance Sheet	1
Interim Consolidated Statements of Operations	2
Interim Consolidated Statements of Cash Flows	3
Notes to Interim Consolidated Financial Statements	5 - 14

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Interim Consolidated Balance Sheet
March 31, 2006
(Expressed in United States Dollars)

(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$214,397
Accounts receivable and other receivables	51,038
Inventory	273,842
Other loans receivable	13,992
Deposits (note 4)	140,200
Total Current Assets	693,469
Equipment (note 5)	88,542
Intangibles (note 6)	66,466
Total Assets	$848,477
LIABILITIES
Current Liabilities:
Accounts payable & accrued liabilities	$44,442
Current portion of long term debt	120,000
Total Current Liabilities	164,442
Convertible debt (note 7)	1,111,929
Long Term Debt (note 8)	150,000
Total Liabilities	1,426,371
Commitments and Contingencies (note 12)
STOCKHOLDERS' DEFICIENCY
Capital Stock (note 9)	15,668
Additional Paid-in Capital	751,558
Accumulated Other Comprehensive Loss	(62,207)
Deficit Accumulated During the Development Stage	(1,282,913)
Total Stockholder's Deficit	(577,894)
Total Liabilities and Stockholders' Deficiency	$848,477

(The accompanying notes are an integral part of these interim consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Interim Consolidated Statements of Operations
Three Months Ended March 31, 2006 and 2005 and for the period from January 21, 2003 (Date of Inception) through March 31, 2006
(Expressed in United States Dollars)
(Unaudited)
			January 21,
			2003 (Date of
			Inception)
	Three Months	Three Months	through
	Ended	Ended	March 31,
	2006	2005	2006
Sales	$20,127	$12,029	$117,291
Cost of Sales	17,512	6,281	98,490
Gross Profit	2,615	5,748	18,801
Expenses:
General and administrative	70,303	2,203	190,427
Selling expenses	51,716	188	161,641
Consulting fee	117,542		526,579
Travel	24,460	6,422	118,778
Professional fees	28,707	-	91,688
Amortization	13,000	-	106,077
Total Operating Expenses	305,728	8,813	1,195,190
Loss from Operations	303,113	3,065	1,176,389
Other Expenses:
Interest and financing charges	80,149	2,344	104,656
Loss on disposal of assets	-	-	1,868
Total Other Expenses	80,149	2,344	106,524
Provision for income taxes	-	-	-
Net Loss	383,262	5,409	1,282,913
Foreign currency translation	(17,684)	18,698	(62,207)
Comprehensive Loss (Income)	$400,946	$(13,289)	$1,345,120
Loss per share - basic and
diluted	$0.02	$-
Weighted average number of
shares outstanding during the
periods - basic and diluted	15,666,668	6,000,000

(The accompanying notes are an integral part of these interim consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Interim Consolidated Statements of Cash Flows
Three Months Ended March 31, 2006 and 2005 and for the period from January 21, 2003 (Date of Inception) through March 31, 2006
(Expressed in United States Dollars) (Unaudited)
			For the period
			from January 21,
			2003 (Inception) to
	2006	2005	March 31, 2006
Cash Flows from Operating Activities
Net (loss)	$(383,262)	$(5,409)	$(1,282,913)
Adjustments for:
Amortization	13,000	-	106,078
Loss on disposal of assets	-	-	1,868
	(370,262)	(5,409)	(1,174,967)
Changes in non-cash working capital
Accounts receivable	(26,000)	(3,000)	(56,821)
Inventory	(218,158)	7,547	(251,389)
Other loans receivable	(13,992)	(31,002)	(13,992)
Notes receivable	-	30,941	-
Accounts payable and accrued liabilities	31,045	9,041	50,225
Bank indebtedness	-	2,634	-
Deposits	(200)	(10,139)	(20,200)
Net Cash Flows Provided by (Used in)
Operating Activities	(597,567)	613	(1,467,144)
Cash Flows from Financing Activities
Notes payable	(140,000)	-	134,836
Convertible debt	940,500	39,269	1,111,929
Business loan	-	(65,735)	-
Issuance of common stock	-	4,861	667,226
Long-term debt	-	-	45,110
Net Cash Flows Provided by (Used in)
Financing Activities	800,500	(21,605)	1,959,101
Cash Flows from Investing Activities
Acquisition of equipment	(10,203)	(20,268)	(175,353)
Purchase of American Biometrics	-	-	(40,000)
Net Cash Flows Provided by (Used in)
Investing Activities	(10,203)	(20,268)	(215,353)
Effect of Exchange Rate Change on Cash	(17,684)	18,664	(62,207)
Net Change in Cash	175,046	(22,596)	214,397
Cash and Cash Equivalents - Beginning
of period	39,351	22,698	-
Cash and Cash Equivalents - End of period	$214,397	$102	$214,397
Supplemental disclosures of cash flow information (note 15)

(The accompanying notes are an integral part of these interim consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
March 31, 2006
Unaudited
(Expressed in United States Dollars)

1.	Nature of Operations and Going Concern

Organization and Development Stage Activities

Identica Holdings Corporation (the “Company” or “Identica Holdings”), a development stage company, was incorporated in the State of Nevada on November 18, 2005. The Company purchased the assets, including all the outstanding shares of Identica Corp USA, Inc. and assumed certain liabilities from Identica Corp, a company that registered in Ontario, Canada on November 18, 2005. The Company is considered a development stage enterprise. As such, the Company has, since inception, focused its efforts on developing, testing and refining its business plan, establishing strategic alliances in the marketplace and in raising capital to fund its initial operations.

Identica Corp. changed its name to Identica Canada Corp on March 10, 2006.

Going Concern

The Company's interim consolidated financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses from operations since inception that raise substantial doubt as to its ability to continue as a going concern. For the period ended March 31, 2006, the Company experienced net losses of $383,262. As of March 31, 2005, the Company has an accumulated deficit during the development stage of $1,282,913.

The Company's ability to continue as a going concern is contingent upon its ability to secure additional debt or equity financing, increase sales of its products, and attain profitable operations.

The Company began to execute its business strategy on November 18, 2005 and generate revenue. These activities included the acquisition of Identica Corp which acquired American Biometrics and Security, Inc. in April 25, 2005. The Company has also commenced installations with strategic market resellers in the United States. There can be no assurance, however, that the Company will be able to attain profitable operations or secure financing when needed or to obtain such financing on terms satisfactory to the Company, if at all.

The accompanying consolidated financial statements do not include any adjustments that reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
March 31, 2006
Unaudited
(Expressed in United States Dollars)

2	Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies considered particularly significant:

a)	Basis of Financial Statement Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the requirements of item 310 (b) of Regulation S-B. Accordingly, certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of Securities and Exchange Commission. The interim consolidated financial statements reflect all adjustments (consisting on of normal recurring adjustments), which, in the opinion of management, are necessary for a fair presentation of the results for the periods presented. There have been no significant changes of accounting policy since December 31, 2005. The results from operations for the interim periods are not indicative of the results expected for the full fiscal year or any future period. These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission on form SB-2.

b)	Recent Accounting Pronouncements

In March 2006, the Financial Accounting Standards Board (“FASB”) issued Statement 156, "Accounting for Servicing of Financial Assets", which amends FAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. In a significant change to current guidance, the Statement of Financial Accountant Standards (“SFAS”) No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the new pronouncement will have on its consolidated financial statements.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
March 31, 2006
Unaudited
(Expressed in United States Dollars)

2.	Summary of Significant Accounting Policies (cont'd)

b)	Recent Accounting Pronouncements (cont'd)

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140. This Statement permits fair value of remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amended SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company is currently reviewing the impact, if any, the proposed guidance will have on its consolidated financial statements.

In December 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The Company is currently reviewing the impact on its consolidated financial statements.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
March 31, 2006
Unaudited
(Expressed in United States Dollars)

2.	Summary of Significant Accounting Policies (cont'd)

b)	Recent Accounting Pronouncements (cont'd)

In July 2005, the FASB issued an exposure draft of a proposed interpretation, Accounting for Uncertain Tax Positions-an Interpretation of FASB Statement No. 109 (“SFAS No. 109”). This interpretation would apply to all open tax positions accounted for in accordance with SFAS No. 109, including those acquired in business combinations. It is a proposed asset recognition approach to apply a dual threshold for uncertain tax positions. The interpretation would allow the recognition of a tax benefit when it is probable that it could be sustained upon audit. The interpretation defines “probable” as it is defined in SFAS No. 5, “Accounting for Contingencies.” FASB has not established an effective date for the interpretation. The Company is currently reviewing the effect, if any, the new pronouncement will have on its consolidated financial statements.

In March 2005, the FASB issued Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), which will result in (a) more consistent recognition of liabilities relating to asset retirement obligations, (b) more information about expected future cash outflows associated with those obligations, and (c) more information about investments in long-lived assets because additional asset retirement costs will be recognized as part of the carrying amounts of the assets. FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Retrospective application of interim financial information is permitted but is not required. Early adoption of this interpretation is encouraged. As FIN 47 was recently issued, the Company has not consolidated whether the interpretation will have a significant impact on its consolidated financial position or results of operations.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
March 31, 2006
Unaudited
(Expressed in United States Dollars)

2.	Summary of Significant Accounting Policies (cont'd)

b)	Recent Accounting Pronouncements (cont'd)

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" (Statement 153). This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of FASB No. 153 will not have a material impact on the Company's consolidated financial statements.

In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment" (Statement 123R). This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which the employee is required to provide service in exchange for the award requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement 123. This Statement is effective for public entities that do not file as a small business issuers as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. This Statement applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date and is not expected to have a material impact on the Company's consolidated financial statements.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
March 31, 2006
Unaudited
(Expressed in United States Dollars)

3.	Acquisitions and Reorganizations

Acquisition

On April 25, 2005, the Company acquired the net assets of American Biometrics and Security, Inc. ("Biometrics"), a Florida corporation engaged primarily in the selling of security devices. The purchase price totaled $230,000. Total consideration consisted of $40,000 in cash, $90,000 in notes payable, and $100,000 from the issuance of 4,000,000 common shares of the Company. Accordingly, the acquired assets and assumed liabilities of Biometrics are included in the Company's consolidated balance sheet as at December 31, 2005. The allocation of the purchase price to assets acquired and liabilities assumed was based on their fair value as follows:

Purchase Price:
Cash consideration	$40,000
Note payable	90,000
Common share consideration	100,000
Total purchase price	$230,000
Purchase price was allocated as follows:
Inventories	$12,400
Other	10,000
Deposit	120,000
Intangibles	87,600
Total fair value	$230,000

The value of the capital shares issued in the transaction was determined using a share price of $0.025, which was the Company's share value on April 24, 2005, immediately before the transaction closed.

The intangible assets include the value associated with an exclusive distribution agreement, and is being amortized over the estimated useful life of 5 years.

Total cash of $40,000 was paid in connection with the acquisition during the year ended December 31, 2005.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
March 31, 2006
Unaudited
(Expressed in United States Dollars)

3.	Acquisitions and Reorganizations (cont'd)

Corporate Reorganization

On November 18, 2005, the Company underwent a corporate reorganization ("reorganization"). As part of the reorganization, Identica Corp., an Ontario Canada corporation engaged primarily in the selling of security devices, transferred all of its business assets and liabilities to Identica Holdings, which was formed as a result of the reorganization. Under the reorganization, Identica Holdings became the parent company of Identica Corp. Pursuant to the asset purchase and liability assumption agreement, the purchase price totaled $400,000 which was payable by way of assumption of liabilities of $400,000. Concurrently, the Company entered into a share exchange agreement ("the Agreement") with Identica Corp and stockholders of Identica Corp (the "Stockholders"). Under the terms of the Agreement, the stockholders, who in the aggregate owned all of the issued and outstanding shares of Identica Corp's capital stock (the "Identica Corp Shares"), exchanged the Identica Corp Shares for newly issued shares of common stock of Identica Holdings in accordance with an exchange ratio of 1:1, so that each issued and outstanding Identica Corp Share is converted into one share of common stock of Identica Holdings. As the transfer of the business assets and liabilities to the Company represented a transaction between entities under common control, no fair value accounting adjustments arose as a result of the transfer. For the year ended December 31, 2005, the consolidated financial statements present the financial results for the business carried on by Identica Corp from January 1, 2005 to November 18, 2005 with that of Identica Holdings from November 18, 2005 to December 31, 2005. Comparative figures represent those of Identica Corp.

4.	Deposit

On May 6, 2005, the Company entered into an Agreement with TechShpere Co., Ltd., ("Tech"), a corporation duly organized and existing under the laws of the Republic of Korea, to distribute biometric products, software, hardware and customized and development services until December 31, 2008. Pursuant to the terms of Agreement, the Company paid a refundable deposit to Tech to cover each year's purchase requirement (the "quota(s)") based upon the number of Vascular Hand Scanners required to be purchased, as set out in the Agreement. In accordance with the Agreement, if the quota is not reached at the end of each Agreement year, only the deposit amount proportional to the units purchased shall be refunded to the Company. Furthermore, should the Company not purchase at least fifty percent of the cumulative quota by the end of the second year, Tech has the right to cancel the agreement and keep all deposits. Should the Company not reach the committed cumulative quota by the end of the third year of the Agreement, then any remaining deposit shall become Tech's. As of March 31, 2006, the company met the quota requirements and accordingly, the deposit is recorded as a current asset in the accompanying consolidated balance sheet.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
March 31, 2006
Unaudited
(Expressed in United States Dollars)

5.	Equipment

Equipment is comprised as follows:

		Accumulated
	Cost	Depreciation
Computer Equipment	$66,193	$16,102
Website	9,933	9,933
Furniture and fixtures	13,777	1,572
Other Equipment	32,340	6,572
Signage	564	86
Total Equipment	$122,807	$34,265
Net carrying amount		$88,542

6.	Intangibles

		Accumulated
	Cost	Depreciation
Licenses and rights	$52,036	$51,250
Other Intangibles	87,600	21,920
	$139,636	$73,170
Net carrying amount		$66,466

7.	Convertible Debt

On November 29, 2005, the Company issued, in a transaction exempt from registration under the Securities Act of 1933, $1,111,929 as principal amount of 8% convertible notes due on December 31, 2007. The notes are subject to conversion into shares of common stock of the Company. The number of shares of common stock into which this note may be converted will be determined by dividing the aggregate remaining principal balance together with all accrued interest to the date of conversion by the conversion price. Interest on the outstanding principal is payable on a quarterly basis on the last business day of each quarter beginning June 30, 2006. Each warrant entitles the warrant holder to purchase common stock of the Company at $0.70. The warrants expire on December 31, 2008. The convertible debts are as follows:

a)	The conversion is at the holder's option, at any time prior to payment in full of the principal amount of this note at a conversion price of $30, adjustable upon occurrence of certain events.	$171,429
b)	The conversion is at $0.35, and each noteholder has the right after
	June 30, 2006, to require the Company to repurchase any or part of the
	original note at Par.	940,500
Total Convertible Debt		$1,111,929

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
March 31, 2006
Unaudited
(Expressed in United States Dollars)

8. Long-Term Debt
Notes payable consists of three promissory notes ranging from $60,000 to $150,000. The remaining notes bear no interest and have no specified terms for repayment. Two of the three notes are unsecured while a $150,000 note is secured against the assets of Identica Corp.

Total Debt	$270,000
Less: Current portion	120,000

Long-Term Debt	$150,000
9. Capital Stock
Authorized
100,000,000common shares, voting, participating with par value of $0.001

5,000,000preferred shares, voting, participating with par value of $0.001
Issued
15,666,668 (2005 - 15,666,668 ) Common Shares	$15,668

Warrants

The Company currently has outstanding warrants for 5,600,000 common shares. The warrants have exercise prices ranging from $0.15 to $0.70 and expire from December 31, 2008 to August 31, 2010. Pursuant to the warrant agreements, the exercise price shall be adjusted to reflect any stock dividend, stock split or recapitilization.

There was no warrant expense recorded in the Statement of Operations in the 2006 quarter period.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
March 31, 2006
Unaudited
(Expressed in United States Dollars)

10.	Income Taxes

Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

The Company's current income taxes are as follows:

The Company's current income taxes are as follows:
Three Months
Ended
March 31,
2006
Expected income tax recovery at the statutory rates
of 18% (2005 - 18%)	$(68,987)
Valuation allowance	68,987

Provision for income taxes	$-

The components of deferred income taxes are as follows:

Three Months Ended March 31, 2006
Deferred income tax assets

Net operating loss carryforwards	$230,924
Valuation allowance	(230,924)

Deferred income taxes	$-

The Company has tax losses available to be applied against future years income. Due to the losses incurred in the current year and expected future operating results, management is unable to determine when the deferred tax asset resulting from the tax losses available for carryforward will not be realized in timely manner, through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

As at March 31, 2006, the Company had approximately $1,200,000 of Federal and State net operating loss carryovers available to offset future taxable income, such carryovers expire in various years through 2013.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
March 31, 2006
Unaudited
(Expressed in United States Dollars)

11.	Related Party Transactions

The Company's transactions with related parties were, in the opinion of the directors, carried out on normal commercial terms and in the ordinary course of the Company's business. During the period, stockholders and directors provided consulting services in the amount of $117,542 (2005 fiscal year - $272,065).

12.	Commitments and Contingencies

The long-term debt is collateralized by the inventory, capital assets, customers list, patients, deeds, all contractual rights, insurance claims, all patents, industrial designs, trade-marks, trade secrets and other know-how.

13.	Subsequent Events

Pursuant to a confidential offering memorandum dated November 25, 2005, the Company issued 10.7 convertible debenture warrant units between April 1, 2006, and April 24, 2006, by way of a Private placement. Each unit consists of a $10,000 8% convertible note and a warrant to purchase shares of the common Stocks of the Company.

The 8% convertible notes mature on December 31, 2007, and pay interest quarterly, commencing June 30, 2006.

Each note is convertible in to common stock of the Company at $0.35 per share, and each noteholder has the right, after June 30, 2006, to require the Company to repurchase any or part of the original note at Par.

Each warrant entitles the warrant holder to purchase common stock of the Company at $0.70. The warrants expire on December 31, 2008.

14.	Comparative Figures

Certain figures for the prior year have been reclassified to conform with the current year's financial statement presentation.

15.	Supplemental disclosures of cash flow information:

The Company had cash flows arising from interest and income taxes paid as follows:

			For the period
			from January 21,
			2003 (Inception) to
	2006	2005	March 31, 2006
Income taxes	$-	$-	$-
Interest	$80,149	$2,344	$104,656

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTH AND SIX MONTH PERIOD ENDED JUNE 30, 2006 AND 2005

UNAUDITED

(EXPRESSED IN UNITED STATES DOLLARS)

CONTENTS

Interim Consolidated Balance Sheets	1
Interim Consolidated Statements of Operations	2
Interim Consolidated Statements of Cash Flows	3
Notes to Interim Consolidated Financial Statements	4 - 12

1

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Interim Consolidated Balance Sheets
June 30, 2006
(Expressed United States Dollars)

(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$59,592
Accounts receivable and other receivables	40,609
Inventory	276,840
Other loans receivable	4,205
Deposits (note 4)	140,200

Total Current Assets	521,446
Equipment (note 5)	93,761
Intangibles (note 6)	61,816
Total Assets	$677,023

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities	$70,505
Current portion of long-term debt	173,812

Total Current Liabilities	244,317
Convertible Debt (note 7)	1,218,429
Long-Term Debt (note 8)	150,000
Total Liabilities	1,612,746
Commitments and Contingencies (note 12)

STOCKHOLDERS' DEFICIENCY

Capital Stock (note 9)	15,668
Additional Paid-in Capital	751,558
Accumulated Other Comprehensive Loss	(60,524)
Deficit Accumulated During the Development Stage	(1,642,425)
Total Stockholder's Deficit	(935,723)
Total Liabilities and Stockholders' Deficiency	$677,023

(The accompanying notes are an integral part of these interim consolidated financial statements)

2

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Interim Statement of Operations
Three Months and Six Months Ended June 30, 2006 and 2005 and for the period from January 21, 2003 (Date of Inception) through June 30, 2006
Unaudited
(Expressed in United States Dollars)
	Three Months Ended 2006	Three Months Ended 2005	Six Months Ended 2006	Six Months Ended 2005	January 21, 2003 (Date of Inception)through June 30, 2006

Sales	$68,637	$-	$88,764	$12,029	$185,926
Cost of Sales	31,759	-	49,271	6,281	130,249
Gross Profit	36,878	-	39,493	5,748	55,677
Expenses
General and administrative	110,351	70,571	180,654	72,775	300,778
Selling expenses	79,053	28,004	130,769	28,192	240,694
Consulting fee	86,398	87,334	203,940	87,334	612,977
Travel	24,841	17,916	49,301	24,338	143,620
Professional fees	20,534	7,637	49,242	7,637	112,222
Research and development	30,000		30,000	-	30,000
Amortization	13,000	53,373	26,000	53,373	119,077
Total Operating Expenses	364,177	264,835	669,906	273,649	1,559,368
Loss from Operations	327,299	264,835	630,413	267,901	1,503,691
Other Expenses
Interest and financing charges	32,210	1,790	112,359	4,134	136,866
Loss on disposal of assets	-	-	-	-	1,868
Total Other Expenses	32,210	1,790	112,359	4,134	138,734
Provision for income taxes	-	-	-	-	-
Net Loss	359,509	266,625	742,772	272,035	1,642,425
Foreign currency translation	(17,684)	934	(16,001)	19,632	(60,524
Comprehensive Loss	$377,193	$265,691	$758,773	$252,403	$1,702,949
Loss per share - basic and
diluted	$0.02	$0.02	$0.05	$0.03
Weighted average number of
shares outstanding during the
periods - basic and diluted	15,666,668	10,982,143	15,666,668	10,493,920

(The accompanying notes are an integral part of these interim consolidated financial statements)
3

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Interim Statement of Cash Flows
Six Months Ended June 30, 2006 and 2005 and for the period
from January 21, 2003 (Date of Inception) through June 30, 2006
Unaudited
(Expressed in United States Dollars)
	2006	2005	For the period from January 21, 2003 (Inception) to June 30, 2006
Cash Flows from Operating Activities
Net (loss)	$(742,772)	$(272,035)	$(1,642,425)
Adjustments for:
Amortization	26,000	53,373	119,077
Loss on disposal of assets	-	-	1,868
	(716,772)	(218,662)	(1,521,480)
Changes in non-cash working capital
Accounts receivable	(14,129)	(12,033)	(44,950)
Inventory	(214,102)	(12,852)	(247,333)
Other loans receivable	(4,118)	(793)	(4,118)
Notes receivable	-	30,151	-
Accounts payable and accrued liabilities	55,331	82,278	74,511
Bank indebtedness	-	(57,788)	-
Deposits	(200)	30,695	(20,200)
Net Cash Flows Provided by (Used in)
Operating Activities	(893,990)	(159,004)	(1,763,570)
Cash Flows from Financing Activities
Notes payable	(86,188)	70,568	188,648
Convertible debt	1,047,000	-	1,218,429
Issuance of common stock	-	225,000	667,226
Long-term debt	-	-	45,110
Net Cash Flows Provided by (Used in)
Financing Activities	960,812	295,568	2,119,413
Cash Flows from Investing Activities
Acquisition of equipment	(19,747)	(45,983)	(184,897)
Purchase of American Biometrics	-	(40,000)	(40,000)
Net Cash Flows Provided by (Used in)
Investing Activities	(19,747)	(85,983)	(224,897)
Effect of Exchange Rate Change on Cash	(26,834)	18,429	(71,354)
Net Change in Cash	20,241	69,010	59,592
Cash and Cash Equivalents - Beginning of period	39,351	22,698	-
Cash and Cash Eqivalents - End of period	$59,592	$91,708	$59,592

Supplemental Disclosures of Cash Flow Information (note 14)

(The accompanying notes are an integral part of these interim consolidated financial statements)
4

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
June 30, 2006
Unaudited
(Expressed in United States Dollars)

1.	Nature of Operations and Going Concern

Organization and Development Stage Activities

Identica Holdings Corporation (the “Company” or "Identica Holdings"), a development stage company, was incorporated in the State of Nevada on November 18, 2005. The Company purchased the assets, including all the outstanding shares of Identica Corp USA, Inc. and assumed certain liabilities from Identica Corp, a company that registered in Ontario, Canada on November 18, 2005. The Company is considered a development stage enterprise. As such, the Company has, since inception, focused its efforts on developing, testing and refining its business plan, establishing strategic alliances in the marketplace and in raising capital to fund its initial operations.

Identica Corp. changed its name to Identica Canada Corp on March 10, 2006.

Going Concern

The Company's interim consolidated financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses from operations since inception that raise substantial doubt as to its ability to continue as a going concern. For the period ended June 30, 2006, the Company experienced net losses of $742,772. At June 30, 2006, the Company has an accumulated deficit of $1,642,425.

The Company's ability to continue as a going concern is contingent upon its ability to secure additional debt or equity financing, increase sales of its products, and retain profitable operations.

The Company began to execute its business strategy on November 18, 2005 and generate revenue. These activities included the acquisition of Identica Corp which acquired American Biometrics and Security, Inc. in April 25, 2005. The Company has also commenced installations with strategic market resellers in the United States. There can be no assurance, however, that the Company will be able to attain profitable operations or secure financing when needed or to obtain such financing on terms satisfactory to the Company, if at all.

The accompanying consolidated financial statements do not include any adjustments that reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

5

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
June 30, 2006
Unaudited
(Expressed in United States Dollars)

2.	Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies considered particularly significant:

a)	Basis of Financial Statement Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the requirements of item 310 (b) of Regulation S-B. Accordingly, certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of Securities and Exchange Commission. The interim consolidated financial statements reflect all adjustments (consisting on of normal recurring adjustments), which, in the opinion of management, are necessary for a fair presentation of the results for the periods presented. There have been no significant changes of accounting policy since December 31, 2005. The results from operations for the interim periods are not indicative of the results expected for the full fiscal year or any future period. These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission on form SB-2.

b)	Recent Accounting Pronouncements

In June 2006, the FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes” (“SFAS 109”). The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides accounting guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial statements.

6

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
June 30, 2006
Unaudited
(Expressed in United States Dollars)

2.	Summary of Significant Accounting Policies (cont'd)

b)	Recent Accounting Pronouncements (cont'd)

In April 2006, the FASB issued FASB Staff Position (“FSP”), FASB Interpretation No. (“FIN”) 46(R)-6, “Determining the Variability to be Considered in Applying FASB Interpretation No. 46(R)” (“FSP FIN 46(R)-6”). FSP FIN 46(R)-6 provides accounting guidance on how to distinguish between arrangements that create variability (i.e., the risks and rewards) within an entity and arrangements that are subject to that variability (i.e., variable interests). FSP FIN 46(R)-6 is responding to a need for accounting guidance on arrangements that can be either assets or liabilities (e.g., derivative financial instruments). FSP FIN 46(R)-6 is effective for the first fiscal period that begins after June 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial statements.

In March 2006, the Financial Accounting Standards Board (“FASB”) issued Statement 156, Accounting for Servicing of Financial Assets, which amends FAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. In a significant change to current guidance, the Statement of Financial Accountant Standards (“SFAS”) No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the new pronouncement will have on its consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140. This Statement permits fair value of remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amended SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company is currently reviewing the impact, if any, the proposed guidance will have on its consolidated financial statements.

7

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
June 30, 2006
Unaudited
(Expressed in United States Dollars)

3.	Acquisitions and Reorganizations

Acquisition

On April 25, 2005, the Company acquired the net assets of American Biometrics and Security, Inc. ("Biometrics"), a Florida corporation engaged primarily in the selling of security devices. The purchase price totaled $230,000. Total consideration consisted of $40,000 in cash, $90,000 in notes payable, and $100,000 from the issuance of 4,000,000 common shares of the Company. Accordingly, the acquired assets and assumed liabilities of Biometrics are included in the Company's Balance Sheet as at December 31, 2005. The allocation of the purchase price to assets acquired and liabilities assumed was based on their fair value as follows:

Purchase price:
Cash consideration	$40,000
Note payable	90,000
Common share consideration	100,000

Total purchase price	$230,000

Purchase price was allocated as follows:
Inventories	$12,400
Other	10,000
Deposit	120,000
Intangibles	87,600

Total fair value	$230,000

The value of the capital shares issued in the transaction was determined using a share price of $0.025, which was the Company's share value on April 24, 2005, immediately before the transaction closed.

The intangible assets include the value associated with an exclusive distribution agreement, and is being amortized over the estimated useful life of 5 years.

Total cash of $40,000 was paid in connection with the acquisition during the year ended December 31, 2005.

8

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
June 30, 2006
Unaudited
(Expressed in United States Dollars)

3.	Acquisitions and Reorganizations (cont'd)

Corporate Reorganization

On November 18, 2005, the Company underwent a corporate reorganization ("reorganization"). As part of the reorganization, Identica Corp., an Ontario Canada corporation engaged primarily in the selling of security devices, transferred all of its business assets and liabilities to Identica Holdings, which was formed as a result of the reorganization. Under the reorganization, Identica Holdings became the parent company of Identica Corp. Pursuant to the asset purchase and liability assumption agreement, the purchase price totaled $400,000 which was payable by way of assumption of liabilities of $400,000. Concurrently, the Company entered into a share exchange agreement ("the Agreement") with Identica Corp and stockholders of Identica Corp (the "Stockholders"). Under the terms of the Agreement, the stockholders, who in the aggregate owned all of the issued and outstanding shares of Identica Corp's capital stock (the "Identica Corp Shares"), exchanged the Identica Corp Shares for newly issued shares of common stock of Identica Holdings in accordance with an exchange ratio of 1:1, so that each issued and outstanding Identica Corp Share is converted into one share of common stock of Identica Holdings. As the transfer of the business assets and liabilities to the Company represented a transaction between entities under common control, no fair value accounting adjustments arose as a result of the transfer. For the year ended December 31, 2005, the consolidated financial statements present the financial results for the business carried on by Identica Corp from January 1, 2005 to November 18, 2005 with that of Identica Holdings from November 18, 2005 to December 31, 2005. Comparative figures represent those of Identica Corp.

4.	Deposit

On May 6, 2005, the Company entered into an Agreement with TechShpere Co., Ltd., ("Tech"), a corporation duly organized and existing under the laws of the Republic of Korea, to distribute biometric products, software, hardware and customized and development services until December 31, 2008. Pursuant to the terms of Agreement, the Company paid a refundable deposit to Tech to cover each year's purchase requirement (the "quota(s)") based upon the number of Vascular Hand Scanners required to be purchased, as set out in the Agreement. In accordance with the Agreement, if the quota is not reached at the end of each Agreement year, only the deposit amount proportional to the units purchased shall be refunded to the Company. Furthermore, should the Company not purchase at least fifty percent of the cumulative quota by the end of the second year, Tech has the right to cancel the agreement and keep all deposits. Should the Company not reach the committed cumulative quota by the end of the third year of the Agreement, then any remaining deposit shall become Tech's. As of June 30, 2006, the company met the quota requirements and accordingly, the deposit is recorded as a current asset in the accompanying consolidated balance sheet.

9

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
June 30, 2006
Unaudited
(Expressed in United States Dollars)

5.	Equipment

Equipment is comprised as follows:

	Cost	Accumulated Depreciation
Computer equipment	$70,500	$18,685
Website	10,397	10,397
Furniture and fixtures	14,026	1,058
Other equipment	39,691	11,245
Signage	591	59
Total equipment	$135,205	$41,444
Net carrying amount		$93,761

6.	Intangibles

	Cost	Accumulated Depreciation
Licenses and rights	$52,036	$51,500
Other intangibles	87,600	26,320
	$139,636	$77,820
Net carrying amount		$61,816

7.	Convertible Debt

On November 29, 2005, the Company issued, in a transaction exempt from registration under the Securities Act of 1933, $1,218,429 as principal amount of 8% convertible notes due on December 31, 2007. The notes are subject to conversion into shares of common stock of the Company. The number of shares of common stock into which this note may be converted will be determined by dividing the aggregate remaining principal balance together with all accrued interest to the date of conversion by the conversion price. Interest on the outstanding principal is payable on a quarterly basis on the last business day of each quarter beginning June 30, 2006. Each warrant entitles the warrant holder to purchase common stock of the Company at $0.70. The warrants expire on December 31, 2008. The convertible debts are as follows:

a)	The conversion is at the holder's option, at any time prior to payment
	in full of the principal amount of this note at a conversion price of
	$.30, adjustable upon occurrence of certain events.	$171,429

b)	The conversion is at $0.35, and each noteholder has the right after
	June 30, 2006, to require the Company to repurchase any or part of the
	original note at Par.	1,047,000

	Total convertible debt	$1,218,429

10

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
June 30, 2006
Unaudited
(Expressed in United States Dollars)

8.	Long-Term Debt

Notes payable consists of four promissory notes ranging from $53,812 to $150,000. The remaining notes bear no interest and have no specified terms for repayment. Three of the four notes are unsecured while a $150,000 note is secured against the assets of Identica Corp.

Total Debt	$323,812
Less: Current portion	173,812
Long-Term Debt	$150,000

9.	Capital Stock

Authorized
100,000,000	common shares, voting, participating
	with par value of $0.001
5,000,000	preferred shares, voting, participating
	with par value of $0.001
Issued
15,666,668	(2005 - 15,666,668) common shares	$15,668

Warrants

The Company currently has outstanding warrants for 6,058,571 common shares. The warrants have exercise prices ranging from $0.15 to $0.70 and expire from December 31, 2008 to August 31, 2010. Pursuant to the warrant agreements, the exercise price shall be adjusted to reflect any stock dividend, stock split or recapitilization.

There was no warrant expense recorded in the Statement of Operations in the 2006 quarter period.

11

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
June 30, 2006
Unaudited
(Expressed in United States Dollars)

10.	Income Taxes

Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

The Company's current income taxes are as follows:
Six Months Ended June 30,2006

Expected income tax recovery at the statutory rates of 18%	$133,699
Valuation allowance	(133,699)
Provision for income taxes	$-

The components of deferred income taxes are as follows:
June 30, 2006

Deferred income tax assets
Net operating loss carryforwards	$295,637
Valuation allowance	(295,637)
Deferred income taxes	$-

The Company has tax losses available to be applied against future years income. Due to the losses incurred in the current year and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward will not be realized in timely manner, through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

As at June 30, 2006, and December 31, 2005, the Company had approximately $1,600,000 and $900,000 respectively, of Federal and State net operating loss carryovers available to offset future taxable income, such carryovers expire in various years through 2013.

12

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Consolidated Financial Statements
June 30, 2006
Unaudited
(Expressed in United States Dollars)

11.	Related Party Transactions

The Company's transactions with related parties were, in the opinion of the directors, carried out on normal commercial terms and in the ordinary course of the Company's business. During the period, stockholders and directors provided consulting services in the amount of $203,940 (2005 fiscal year - $272,065).

12.	Commitments and Contingencies

The long-term debt is collateralized by the inventory, capital assets, customers list, patients, deeds, all contractual rights, insurance claims, all patents, industrial designs, trade-marks, trade secrets and other know-how.

13.	Comparative Figures

Certain figures for the prior year have been reclassified to conform with the current year's financial statement presentation.

14.	Supplemental disclosures of cash flow information:

The Company had cash flows arising from interest and income taxes paid as follows:

	2006	2005	For the period from January 21, 2003 (Inception) to June 30, 2006
Income taxes	$-	$-	$-
Interest	112,359	4,134	136,866

13

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law of the State of Nevada; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange Commission registration fee	$1,875.60
Legal fees and expenses (1)	$10,000.00
Accounting fees and expenses (1)	$15,892.00
Total (1)	$27,767.60

(1) Estimated.

Item 26. RECENT SALES OF UNREGISTERED SECURITIES.

On November 18, 2005 we entered into an agreement with Identica Canada Corp. (then known as Identica Corp.) and its shareholders. Under the terms of the agreement, the shareholders of Identica Canada Corp., who in the aggregate owned all of the issued and outstanding shares of Identica Canada Corp.'s capital stock exchanged their shares of Identica Canada Corp. for newly issued shares of common stock of our company in accordance with an exchange ratio of 1:1, so that each issued and outstanding Identica Corp. share was converted into one share of our common stock. This issuance was made pursuant to an exemption from registration in accordance with Section 4(2) of the Securities Act of 1933.

Pursuant to such Share Exchange Agreement, we issued 5,666,668 shares of common stock. We also issued warrants to eRoom System Technologies, Inc. to purchase 1,000,000 shares of common stock. These warrants are exercisable until May 20, 2010 at an exercise price of $0.15 per share. The warrants may be exercised by the payment of cash or the cancellation of the $150,000 principal amount outstanding of a note issued to eRoom System. Said note is secured by all the assets of Identica Canada Corp., our Canadian subsidiary. The issuance was done pursuant to an exemption from registration promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

During the 6 month period commencing November 25, 2005, the Company issued units to investors through a private placement of units (the "Units") for $10,000 per Unit. Each Unit consisted of a $10,000 8% Convertible Note (the “Notes”) and a warrant giving the holder the right to purchase one share of stock at $0.70, which is exercisable for three years from the date of issuance. The units were offered and issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act.

Interest on the $1,047,000 outstanding principal amount of the Notes is payable quarterly, with the first payment commencing June 30th, 2006. All principal and interest is due December 31, 2007. If the closing price of our shares is above $0.75 per share for 5 consecutive trading days, we have the right to redeem the Notes at any time prior to the maturity thereof at 100% of the outstanding principal and accrued interest. The holder has the right to convert all or part of the unpaid principal and accrued interest of the Note at a conversion price of $0.35 per share. In addition, on and after June 30, 2006, the holder has the right to require us to purchase all of any portion of the Note for cash on the last business day of the month. We agreed not to incur any further indebtedness or create any new liens or encumbrances unless the Note has priority thereof.

In connection with the issuance of the Notes, we issued 2,110,285 common stock purchase warrants. The Warrants are exercisable until December 31, 2008 at an exercise price of .70 cents per share. However, the holders of the Warrants will be entitled to exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement prior to November 25, 2006. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds.

Should we fail to file a registration statement with the Securities and Exchange Commission of the United States within the 120 day period from the issue date of the Note, we shall be subject to a penalty of 1% per month on the outstanding on the Notes as liquidation damages.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

Item 27. EXHIBITS.

The following exhibits are filed as part of this registration statement:

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation of the Registrant
3.2	By-Laws of the Registrant
4.1	Specimen Common Stock Certificate
4.2	Warrant Agreement, dated as of May 20, 2005, between the Registrant and eRoomSystem Technologies, Inc.
4.3	Note, dated May 20, 2005, in the principal amount of $150,000, issued by the Registrant to eRoomSystem Technologies, Inc.
4.4	Form of 8% Convertible Note, due December 31, 2007
4.5	Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and Faward Consulting Corp.
4.6	Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and 1462869 Ontario, Inc.
4.7	Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and Cesar Rego
4.8	Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and Colin M. Wright.
4.9	Common Stock Purchase Warrant, dated August 16, 2006 between the Registrant and Gerald Wiseberg.
4.10	Common Stock Purchase Warrant, dated August 16, 2006 between the Registrant and Joseph Cruz.
4.11	Note, dated September 19, 2006, in the principal amount of $750,000, issued by the Registrant to Marchco Management Inc.
5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered.*
10.1	Asset Purchase Agreement, dated as of April 25, 2005, by and between the Registrant and American Biometrics and Security Inc.
10.2	Asset Purchase Agreement, dated as of November 18, 2005 by and between the Registrant and Identica Corp.
10.3	Distributorship Agreement dated May 6, 2005 by and between TechSphere Co., Ltd. and Identica Corp.**
10.4	Shareholders’ Agreement, dated as of August 10th, 2005, by and among the Registrant, 1462869 Ontario Inc., Faward Consulting Corp., SDS-Sonsitar Data Services Inc., and Mr. David Clayden
10.5	Form of Share Exchange Agreement, dated November 18, 2005, among the Registrant, Identica Canada Corp., and the shareholders of Identica Canada Corp.
10.6	Security Agreement dated May 20, 2005, between the Registrant and eRoomSystem Technologies, Inc.
10.7	Form of Private Placement Subscription Agreement, by and between the Registrant and certain investors.
10.8	Form of Registration Rights Agreement by and between the Registrant and certain investors
10.9	Agreement dated October 2005 by and between Spartan Securities and the Registrant
10.10	Consulting Agreement, dated May 1, 2005, between the Registrant and Faward Consulting Corp.
10.11	Consulting Agreement, dated May 1, 2005, between the Registrant and 1462869 Ontario Inc.
10.12	Independent Contractor Work Made for Hire Agreement, dated February 1, 2006, by and between the Registrant and Techsphere Co. Ltd.
10.13	Form of a Re-Seller Agreement
10.14	Contract Assignment, dated November 18, 2005 by and between Registrant and Identica Corp.
14.1	Code of Ethics
21.1	Subsidiaries of Registrant
23.1	Consent of SF Partnership, LLP
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1).
24.1	Power of Attorney (Contained on the signature page of this Registration Statement)

*To be filed by amendment.
** Portions of these exhibits have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Item 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration       statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, the State of Florida, in the United States of America, on the 28th day of September, 2006.

IDENTICA HOLDINGS CORPORATION

By:	/s/ Edward Foster
Edward Foster Chief Executive Officer (Principal Executive Officer)

By:	/s/ Gerald Wiseberg
Gerald Wiseberg Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Foster and Gerald Wiseberg, and each or either of them, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/Edward Foster	Chief Executive Officer (principal executive officer)	September 28, 2006
Edward Foster

/s/Gerald Wiseberg	Chief Financial Officer (principal accounting officer and principal financial officer)	September 28, 2006
Gerald Wiseberg

/s/Terry Wheeler	President and Director	September 28, 2006
Terry Wheeler

/s/ Francine Foster	Secretary and Director	September 28, 2006
Francine Foster